UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20529

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a -12

SAN JOAQUIN BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1) Title of each class of securities to which the transaction applies:
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(set forth the amount on which the filing fee is calculated and state how it was determined):
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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
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THIS PAGE INTENTIONALLY LEFT BLANK

SAN JOAQUIN BANCORP 1000 Truxtun Avenue Bakersfield, California 93301

April 10, 2008

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of San Joaquin Bancorp. It will be held at

4:00 p.m. PDT on Tuesday, May 20, 2008, at the Rosedale Office of San Joaquin Bank, 3800 Riverlakes Drive, Bakersfield, California as stated in the formal notice of meeting.

The Proxy Statement discusses the business to be conducted at the Annual Meeting, which includes the election of directors, approval of our 2008 Equity Incentive Plan and ratification of the appointment of independent auditors. We will also review operating results for the past year. We urge you to read the Proxy Statement carefully and hope you will be able to attend the Meeting.

This year, we are mailing proxy materials to all of our shareholders. We are also pleased to be making all of our proxy materials available on the Internet. These materials will be accessible at no charge at the website address set forth on the proxy card. All record holders of our common stock (those who hold shares directly registered in their own names and not in the name of a bank, broker or other nominee) will have the option of voting by Internet or through the mail.

The proxy statement explains more about voting. If you attend the meeting, you may vote in person. Please sign, date and return your proxy card by mail or vote on the Internet at your earliest convenience. We look forward to seeing you on Tuesday, May 20, 2008 at our Rosedale Office.

Sincerely,

Bruce Maclin Chairman of the Board and Chief Executive Officer	Bart Hill President

SAN JOAQUIN BANCORP
1000 Truxtun Avenue
Bakersfield, California 93301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time: Place:	Tuesday, May 20, 2008 at 4:00 p.m. PDT San Joaquin Bank-Rosedale Office 3800 Riverlakes Drive, Bakersfield, California
Items of Business:
1.	To elect nine directors to serve until the 2009 Annual Meeting of Shareholders;
2.	To approve the San Joaquin Bancorp 2008 Equity Incentive Plan;
3.	To ratify the appointment of Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation as independent auditors for 2008; and
4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements.

Who May Vote?

Shareholders of record at the close of business on March 31, 2008 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

You are strongly encouraged to attend the Annual Meeting and to vote by Internet or complete, sign, date and return the proxy card as promptly as possible whether or not you plan to attend the meeting in person. The giving of such proxy will not affect your right to revoke such proxy or to vote in person, should you later decide to attend the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 20, 2008: The 2008 Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2007 are also available at www.cstproxy.com/sjbanc/2008.

Admission to the Meeting:

If you are a shareholder of record and plan to attend the Annual Meeting, please check the box on the proxy card. If you are a shareholder whose shares are held by a nominee or other intermediary, such as a bank or broker, you are welcome to attend the Annual Meeting, but please bring evidence of your ownership, which you can obtain from your bank, broker or other intermediary.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen M. Annis, CRP
Executive Vice President,
Chief Financial Officer and
Corporate Secretary

Dated: April 10, 2008

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY, OR VOTE BY INTERNET USING THE PROCEDURES DESCRIBED IN THE PROXY STATEMENT SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

TABLE OF CONTENTS

Introduction	1
Voting Information	1
Additional Information	3
Stock Ownership	4
Securities Ownership of Certain Beneficial Owners	4
Securities Ownership of Directors and Management	5
Proposal 1 - Election of Directors	7
Nominees to the Board of Directors	7
Board of Directors and Committees	8
Compensation Committee Interlocks and Insider Participation	10
Executive Officers	11
Executive Compensation	12
Compensation Committee Report	12
Compensation Discussion and Analysis	13
Summary Compensation Table	19
Grants of Plan-Based Awards	20
Outstanding Equity Awards at Fiscal Year-End	21
Option Exercises and Stock Vested	23
Equity Compensation Plan Information	23
Pension Benefits	25
Change in Control Agreements and Potential Severance Benefits	28
San Joaquin Bank 401(k) Plan	29
Compensation of Directors	30
Related Person Transactions	31
Proposal 2 - Approval of the San Joaquin Bancorp 2008 Equity Incentive Plan	33
Proposal 3 - Ratification of Auditors	40
Audit Committee Report	42
Other Information	43
Nominating Directors	43
Shareholder Proposal Guidelines	44
Shareholder Communication to the Board of Directors	44
Section 16(a) Beneficial Ownership Reporting Compliance	44
Other Matters	45
Appendix A - Director Independence Standards	A-1
Appendix B - Audit Committee Charter	B-1
Appendix C - San Joaquin Bancorp 2008 Stock Incentive Plan	C-1

SAN JOAQUIN BANCORP 1000 Truxtun Avenue Bakersfield, California 93301 _______________ PROXY STATEMENT _______________

INTRODUCTION

The Company’s Board of Directors is soliciting proxies to be used at the 2008 Annual Meeting of Shareholders (the “Meeting”), which will be held at 4:00 p.m. PDT, Tuesday, May 20, 2008, at the Rosedale Office of San Joaquin Bank (the “Bank”), 3800 Riverlakes Drive, Bakersfield, California, or at any adjournment or postponement of the Meeting. The Board of Directors has made these proxy materials available to you on the Internet or delivered paper copies of these materials to you by mail. Shareholders are invited to attend the Meeting and are entitled to vote on the items of business described in this Proxy Statement.

The proxy materials include this Proxy Statement for the Meeting and the Annual Report on Form 10-K for the year-ended December 31, 2007. If you received a paper copy of these materials by mail, the proxy materials also include a proxy card for the Meeting. We are also pleased to be making all of our proxy materials available on the Internet. These materials will be accessible at no charge at www.cstproxy.com/sjbanc/2008.

This Proxy Statement, the proxy card and San Joaquin Bancorp’s Annual Report on Form 10-K are being first mailed to our shareholders and being made available to our shareholders on the Internet on or about April 15, 2008.

The proxy card may be used whether or not you attend the Meeting. If you are a shareholder of record (that is, you hold shares directly registered in your own name), you may also vote through the Internet, by following the instructions described on your proxy card. If your shares are held in the name of a bank, broker or other nominee, referred to as “street name”, you will receive separate voting instructions with your proxy materials. Although most brokers and nominees offer telephone and Internet voting, availability and specific procedures will depend on their voting arrangements.

Voting Information

Who May Vote

You are entitled to vote if you were a shareholder of record of the Company’s common stock as of the close of business on March 31, 2008 (the “Record Date”). Your shares can be voted at the Meeting only if you are present or represented by a valid proxy. If your shares of common stock are held by a bank, broker or other nominee in “street name,” you are a “beneficial owner” and will receive voting instructions from the record holder (including instructions, if any, on how to vote by telephone or through the Internet). You must follow these instructions in order to have your shares be voted by proxy. To be able to vote in person at the Meeting, beneficial owners must obtain a proxy from the institution that holds your shares, indicating that you were a beneficial owner of the shares on the Record Date for voting.

You are generally entitled to one vote for each share of the Company’s common stock that you owned of record at the close of business on the Record Date. Your proxy card indicates the number of shares you are entitled to vote at the Meeting. Under certain circumstances, related to the election of directors, a shareholder may cumulate votes for candidates nominated by shareholders prior to voting, but only when certain mandatory notice requirements are satisfied by a shareholder prior to voting at the Meeting.

Proxy Card

The Board has designated Louis J. Barbich, Melvin Atkinson and Robert Montgomery to serve as Proxies for the Meeting. As proxies, they will vote the shares represented by proxies at the Meeting. If you sign, date and return your proxy but do not specify how you want your shares to be voted, your shares will be voted by the proxies in favor of the election of all the director nominees, for approval of the San Joaquin Bancorp 2008 Stock Incentive Plan and for ratifying the appointment of independent auditors for 2008. The proxies will also have discretionary authority to vote in accordance with their judgment on any other matter that may properly come before the Meeting.

Quorum and Shares Outstanding

A quorum, which is a majority of the total shares outstanding as of the Record Date, must be present to hold the Meeting. A quorum is calculated on the number of shares represented by shareholders attending in person or by proxy. On March 31, 2008, 3,924,044 shares of the Company's common stock were outstanding. We also count abstentions and broker non-votes, which we describe below, as shares present and represented at the Meeting for the purpose of determining a quorum.

Vote Required for Approval of Proposals

Under California law, directors are elected by a plurality of all the votes cast, so that nine (9) nominees for director receiving the greatest number of votes will be elected. If your proxy is marked “Withhold” with regard to the election of any nominee, your shares will be counted toward a quorum, but they will not be voted for or against the election of that nominee. The affirmative vote of a majority of shares represented and entitled to vote at the Meeting (whether in person or by proxy) is required to approve the San Joaquin Bancorp 2008 Stock Incentive Plan and ratify the appointment of independent auditors. Abstentions are deemed “present” for the purpose of obtaining a quorum, but for purposes of determining the outcome of the proposal, abstentions will not be treated as affirmative votes. In other words, abstentions will have the same effect as negative votes. Approval of any other matter at the Meeting will require the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Meeting. Inspectors of election appointed for the Meeting will tabulate all votes cast in person or by proxy at the Meeting.

In connection with the election of directors, in accordance with California law, each shareholder entitled to vote may vote the shares owned by such shareholder as of the record date cumulatively if a shareholder present at the Meeting has given notice at the Meeting, prior to the voting, of his or her intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes for candidates properly nominated. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or may distribute them in any manner among as many nominees as desired. In the election of directors, the nine nominees receiving the highest number of votes will be elected. No cumulative voting will be allowed by any shareholder unless the shareholder’s candidate or candidate’s names have properly been placed in nomination and the shareholder has provided notice at the Meeting prior to the voting.

Broker Non-Votes

Broker non-votes will be included as “present” for the purpose of determining the presence of a quorum. A broker non-vote occurs under the stock exchange rules when nominees, such as banks and brokers, are not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given on a timely basis. Such nominees may vote in their discretion on routine matters, but not on non-routine matters. Broker non-votes will be counted for purposes of the proposals for the election of directors and the ratification of the Bank’s auditors but not on other proposals.

How You Can Vote

Record holders may vote by proxy, on the Internet, or in person at the Meeting. If you choose to vote by proxy, you may choose one of the following options:

Vote by Internet. You can choose to vote on the Internet. The website for voting is shown on your proxy card. Internet voting is available 24 hours a day, 7 days a week. You will be given the opportunity to confirm that your instructions have been properly recorded. Our Internet voting procedures are designed to authenticate shareholders by using individual control numbers, which you will find on your proxy card. If you vote on the Internet, you should NOT return your proxy card.

If you vote by Internet, your vote must be received by 7:00 p.m.., Eastern Time, on May 19, 2008 to ensure that your vote is counted.

Vote by Mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided prior to the Meeting on May 20, 2008.

Revocation of Proxy

Record holders who vote by proxy, whether by Internet or mail, may revoke that proxy at any time before it is voted at the Meeting. You may do this by: (a) signing another proxy card with a later date and delivering it to us prior to the Meeting or sending a notice of revocation to the Corporate Secretary of San Joaquin Bancorp at 1000 Truxtun Avenue, Bakersfield, CA 93301; (b) voting at a later time by Internet prior to 7:00 p.m. Eastern Time, on May 19, 2008; or (c) attending the Meeting in person and casting a ballot. If you hold shares in street name, you may change your vote by submitting new voting instructions to your broker or other nominee.

Solicitation of Proxies

The enclosed proxy is being solicited by the Company’s Board of Directors. The principal method of proxy solicitation for the Meeting will be by mail and the Internet, although additional solicitation may be made by telephone, telegraph or personal visit by directors, officers and employees of the Company. The Company will pay for all costs of soliciting proxies.

Additional Information

Electronic Access to Proxy Materials and Annual Reports.

If you received a paper copy of the proxy materials, you can also access this Proxy Statement and the Company’s annual report on Form 10-K via the Internet at www.cstproxy.com/sjbanc/2008. For next year’s Annual Meeting of Shareholders, you can help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and annual report electronically by e-mail. If you hold your shares in your own name, you can choose this option by following the instructions at the Internet voting website listed above, which has been established for you to vote your shares for this meeting. If you choose to receive your proxy materials and annual report electronically, then prior to next year’s Annual Meeting of shareholders you will receive an e-mail notification when the proxy materials and annual report are available for on-line review over the Internet, as well as instructions for voting electronically over the Internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to: San Joaquin Bancorp, 1000 Truxtun Avenue, Bakersfield, CA 93301, Attn: Corporate Secretary.

If you own stock in the Company through a broker, bank, or other nominee of record, you may have the option of securing your proxy statement, proxy card and annual report over the Internet. If you vote this year’s Proxy electronically, you may also be able to elect to receive future proxy statements, proxy cards, annual reports and other materials electronically by following the instructions given by your bank, broker, or other nominee of record when you vote.

Multiple Copies of Proxy Statements and Annual Reports to Shareholders

Under applicable rules of the Securities and Exchange Commission which are sometimes referred to as “householding” rules, only one copy of the proxy statement and annual report are required to be delivered to shareholders residing at the same address, unless the shareholders have notified us (if they hold shares directly in their own names) or their bank, broker or other intermediary that is the record holder that they wish to receive separate mailings. If you own stock in the Company through a broker, bank, or other holder of record and received more than one copy of this proxy statement and Company’s annual report at the same address, contact the holder of record to ask them to eliminate duplicate mailings. You should also contact the holder of record if, at a later date, you wish to resume the mailing of additional sets of proxy materials. If you hold shares directly registered in your name, you may request additional annual reports or proxy statements by calling San Joaquin Bancorp at (661) 281-0360 sending your request in writing to the Corporate Secretary of San Joaquin Bancorp at 1000 Truxtun Avenue, Bakersfield, CA 93301.

At least one account at your address must continue to receive an annual report, unless you elect to receive future annual reports and proxy statements over the Internet. Mailing of dividends, proxy materials, and special notices will not be affected by your election to discontinue duplicate mailings of the annual report and proxy statement. Regardless of householding elections, each shareholder will continue to be eligible to vote their shares separately.

STOCK OWNERSHIP

Securities Ownership of Certain Beneficial Owners

The Company does not know of any person or group that beneficially owned more than 5% of its common stock as of March 31 2008, except as disclosed below.

	Number of Shares of Common
Name and Address of Beneficial Owner(a)	Stock Beneficially Owned	Percent of Class

Bruce Maclin	545,891 (b)	13.91%
Banc Funds Co LLP	329,761 (c)	8.40%
Bart Hill	219,341 (d)	5.59%

(a)	The address of Bruce Maclin and Bart Hill is 1301 – 17th Street, Bakersfield, CA 93301. The address of Banc Funds Co LLP is 20 North Wacker Drive, Suite 3300, Chicago, IL 60606.
(b)	See footnote 9 on page 6 herein.
(c)	The information in this footnote is based solely upon a review of the most recent Schedule 13G/A filed jointly by Banc Fund V L.P. ("BF V"), an Illinois Limited Partnership, Banc Fund VI L.P. ("BF VI"), an Illinois Limited Partnership and Banc Fund VII L.P. ("BF VII"), an Illinois Limited Partnership (collectively, the "Reporting Persons") dated as of February 11, 2008. The general partner of BF V is MidBanc V L.P. ("MidBanc V"), whose principal business is to be a general partner of BF V. The general partner of BF VI is MidBanc VI L.P. ("MidBanc VI"), whose principal business is to be a general partner of BF VI. The general partner of BF VII is MidBanc VII L.P. ("MidBanc VII"), whose principal business is to be a general partner of BF VII. MidBanc V, MidBanc VI, and MidBanc VII are Illinois limited partnerships. The general partner of MidBanc V, MidBanc VI, and MidBanc VII is The Banc Funds Company, L.L.C., ("TBFC"), whose principal business is to be a general partner of MidBanc V, MidBanc VI, and MidBanc VII. TBFC is an Illinois corporation whose principal shareholder is Charles J. Moore. Mr. Moore has been the manager of BF V, BF VI, and BF VII, since their respective inceptions. As manager, Mr. Moore has voting and dispositive power over the securities of the issuer held by each of those entities. As the controlling member of TBFC, Mr. Moore will control TBFC, and therefore each of the Partnership entities directly and indirectly controlled by TBFC. Shares are adjusted for the 10% stock dividend paid on March 17, 2008.
(d)	See footnote 7 on page 6 herein.

Securities Ownership of Directors and Management

For the purposes of the disclosure of ownership of shares by directors and management, shares are considered to be “beneficially” owned if a person, directly or indirectly, has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership of shares within 60 days of March 31, 2008.

The following table shows the number of common shares and the percentage of the common shares beneficially owned by all directors and nominees, each of the Named Executive Officers, and directors and executive officers of the Company as a group as of March 31, 2008:

	Number of Shares	Percentage of Shares
Name and Address of Beneficial Owner**	Beneficially Owned	Beneficially Owned

Donald S. Andrews (1)	3,960	*
Stephen M. Annis (2)	79,236	2.02%
Melvin D. Atkinson (3)	2,640	*
Louis J. Barbich (4)	33,477	*
Rogers Brandon (5)	65,672	1.67%
Jerry Chicca (6)	7,598	*
Bart Hill (7)	219,341	5.59%
John W. Ivy (8)	53,714	1.37%
Bruce Maclin (9)	545,891	13.91%
Philip McLaughlin (10)	28,963	*
Robert B. Montgomery (11)	44,794	1.14%
Virginia F. (Ginger) Moorhouse (12)	9,680	*

All director nominees and Named Executive Officers as a group	1,094,966	27.90%

*	Indicates less than 1%
**	The address of all persons listed is 1301 – 17th Street, Bakersfield, CA 93301
(1)	Includes 3,740 shares underlying options that are currently exercisable or exercisable within 60 days of March 31, 2008.
(2)	Includes 54,970 shares held by The Annis Family Trust that Stephen M. Annis is deemed to beneficially own as a co-trustee of the Annis Family Trust. Nancy Annis, Mr. Annis’ wife, is also a co-trustee of The Annis Family Trust. Also includes 24,266 shares underlying options that are currently exercisable or exercisable within 60 days of March 31, 2008.
(3)	Includes 550 shares held by Mr. Atkinson's wife, Darci A. Atkinson in her individual retirement account. Also includes 440 shares underlying options that are currently exercisable or exercisable within 60 days of March 31, 2008.
(4)	Includes 10,450 shares held by the Louis J. Barbich, CPA, Inc. Pension Trust that Louis J. Barbich is deemed to beneficially own as a co-trustee of the Louis J. Barbich, CPA, Inc. Pension Trust. Sheryl Barbich, Mr. Barbich’s wife, is also a co-trustee of the Louis J. Barbich, CPA, Inc. Pension Trust. Includes 14,711 shares held by Mr.
Barbich in his individual retirement account. Also includes 8,316 shares underlying options that are currently exercisable or exercisable within 60 days of March 31, 2008.
(5)	Includes 54,287 shares held by The Rogers & Esther R. Brandon Family Trust that Rogers Brandon is deemed to beneficially own as a co-trustee of The Rogers & Esther R. Brandon Family Trust. Esther R. Brandon, Mr. Brandon’s wife, is also a co-trustee of The Rogers & Esther R. Brandon Family Trust. Includes 715 shares held by Mr. Brandon in his individual retirement account. Includes 330 shares held by Esther R. Brandon in her individual retirement account. Also includes 4,840 shares underlying options that are currently exercisable or exercisable within 60 days of March 31, 2008.
(6)	Includes 880 shares underlying options that are currently exercisable or exercisable within 60 days of March 31, 2008.

(7)	Includes 113,538 shares held jointly by Bart Hill and his wife, Napier Hill. Also includes 77,440 shares underlying options that are currently exercisable or exercisable within 60 days of March 31, 2008. 102,742 shares of Company stock owned by Mr. Hill are pledged as security for an extension of credit with an unaffiliated financial institution.
(8)	Includes 24,266 shares underlying options that are currently exercisable or exercisable within 60 days of March 31, 2008. 29,448 shares of Company stock owned by Mr. Ivy are pledged as security for an extension credit with an unaffiliated financial institution.
(9)	Includes 392,406 shares held jointly by the Bruce and Laurie Maclin Trust that Bruce Maclin is deemed to beneficially own as co-trustee of the trust. Laurie Maclin, Mr. Maclin’s wife, is also a co-trustee of the Bruce and Laurie Maclin Trust. Includes 86,072 shares held by Mr. Maclin in his individual retirement account and 1,254 shares held by Mr. Maclin's wife in her individual retirement account. Includes 7,408 shares held by Laurie Maclin. Also includes 58,740 shares underlying options that are currently exercisable or exercisable within 60 days of March 31, 2008.
(10)	Includes 3,740 shares held jointly by Philip Mclaughlin and his wife, Kristin McLaughlin. Also includes 20,867 shares underlying options that are currently exercisable or exercisable within 60 days of March 31, 2008.
(11)	Includes 37,204 shares held by The Montgomery Family Trust that Robert B. Montgomery, a Director of the Bank, is deemed to beneficially own as a co-trustee of The Montgomery Family Trust. Ruth Ann Montgomery, Mr. Montgomery’s wife, is also a co-trustee of The Montgomery Family Trust. Also includes 7,590 shares underlying options that are currently exercisable or exercisable within 60 days of March 31, 2008.
(11)	Includes 5,830 shares held by The Virginia F. Moorhouse Trust that Virginia F. (Ginger) Moorhouse is deemed to beneficially own as trustee of The Virginia F. Moorhouse Trust, and 110 shares held by her husband, John P. Moorhouse, Jr. Also includes 3,740 shares underlying options that are currently exercisable or exercisable within 60 days of March 31, 2008.

PROPOSAL 1 – ELECTION OF DIRECTORS

The number of directors of the Board to be elected at the Meeting to hold office for the ensuing year and until their successors are elected and qualified has been set at nine (9). It is the intention of the proxies named in the enclosed proxy to vote such proxies (except those containing contrary instructions) for the nine nominees named below. The Board does not anticipate that any of the nominees will be unable to serve as a director, but if that should occur before the Meeting, the proxies will have the right to substitute another person as nominee and vote for such person as directed by the Company’s Board of Directors.

Nominees to the Board of Directors

The nominees for election to the office of director of the Board are named and certain information with respect to them is given below. The information has been furnished to the Company by the respective nominees. All of the nominees have been directors of the Bank since at least 2005 and all became members of the Board of Directors of the Company upon completion of the reorganization that caused the Company to become the holding company for the Bank on July 31, 2006. All of the nominees have engaged in their indicated principal occupation for more than five years, unless otherwise indicated.

Name	Age	Position

Donald S. Andrews	71	Director

Melvin D. Atkinson	53	Director

Louis J. Barbich	64	Director

L. Rogers Brandon	51	Director

Jerry Chicca	51	Director

Bart Hill	58	President and Director

Bruce Maclin	66	Chairman of the Board and Chief Executive Officer

Robert B. Montgomery	87	Director

Virginia F. (Ginger) Moorhouse	63	Director

Donald S. Andrews has served as a member of the Bank’s Board of Directors since 1992. Mr. Andrews is currently active in real estate development specializing in planning and entitlements. Since 1959, his business background has been owner/manager of the business of agricultural farming, marketing, and cooling of fruits and vegetables. He is the managing member of Bear Mountain Cooling LLC, a produce cooling and real estate investment company. Mr. Andrews graduated from UCLA with a B.S. in Marketing.

Melvin D. Atkinson has served as a member of the Bank's Board of Directors since 2005. Mr. Atkinson is President and Chairman of the Board of M.D. Atkinson Company, Inc., a professional property management service company in central California. Mr. Atkinson graduated from California State College, Bakersfield in 1977.

Louis J. Barbich has served as a member of the Bank’s Board of Directors since 1990. Mr. Barbich is a certified public accountant and Chairman of the accounting firm of Barbich, Longcrier, Hooper & King, where he has practiced since 1982.

L. Rogers Brandon has served as a member of the Bank’s Board of Directors since 2000. In 2007, he was named Vice Chairman of the Board. Mr. Brandon is the President of American General Media, a business that owns and operates radio stations in the Western United States since 1982.

Jerry Chicca has served as a member of the Bank’s Board of Directors since 2004. Mr. Chicca is a partner of Chicca Brothers/Twin Farms, an agricultural farming company which is located in Buttonwillow, Wasco and Lost Hills.

Bart Hill has served as a Director and the President of the Company since 2006. He has been the Bank’s President and Chief Executive Officer and served as a member of the Bank’s Board of Directors since 1987. Mr. Hill earned a B.A. in Economics at University of California, Santa Barbara, and an M.S. in Agriculture Economics at University of California, Davis. Mr. Hill serves as a member of the board of directors of The Bakersfield Californian.

Bruce Maclin has served as the Chairman of the Board of Directors and Chief Executive Officer of the Company since 2006. He has been the Chairman of the Board of the Bank since 1980 and has served in an executive capacity since 1995. Mr. Maclin graduated from University of California at Berkeley (A.B. 1964) and the University of California at Berkeley School of Law (Boalt Hall) (J.D. 1967).

Robert B. Montgomery has served as a member of the Bank’s Board of Directors since 1980. Mr. Montgomery has served as Chairman of the Board of Montgomery Four Corners, Inc., a fast food restaurant and real estate investment company, since 1990.

Virginia F. (Ginger) Moorhouse has served as a member of the Bank’s Board of Directors since 2002. Ms. Moorhouse has served as Publisher and Chairman of the Board of The Bakersfield Californian, a newspaper publishing company, since 1994.

THE BOARD RECOMMENDS ELECTION OF ALL NOMINEES

Board of Directors and Committees

Director Independence

The Company’s policy is that at least a majority of its members must be independent. The Board of Directors has considered whether any relationships or transactions related to a director were inconsistent with a determination that a director is independent. Based on this review, the Board affirmatively determined that Donald S. Andrews, Melvin D. Atkinson, Louis J. Barbich, L. Rogers Brandon, Jerry Chicca and Robert B. Montgomery are “independent directors,” as that term is defined by applicable rules of NASDAQ. The Company’s director independence standards, as excerpted from the Company’s corporate governance guidelines, are attached as Appendix A to this Proxy Statement. See the section below entitled “Related Person Transactions” for more information

Meetings

The Company expects all Board members to attend all board and committee meetings, except for reasons of health or special circumstances. The Company’s policy is that all directors should use reasonable efforts to attend the Annual Meeting. Last year, nine directors attended the Annual Meeting. The Board has standing audit and compensation committees. The entire Board fulfills the role of a nominating committee. The Board held a total of 10 meetings during 2007. Every director attended at least 75% of the aggregate of: (i) the Board meetings or that number of Board meetings held during the period in which they served; and (ii) the total number of meetings of any Committee of the Board on which such director served.

Committees of the Board

Audit Committee

Members: Louis J. Barbich, Chairman; Melvin D. Atkinson and Jerry Chicca. The Board of Directors has determined that all members are independent, as that term is defined by applicable rules of NASDAQ. The Board has also designated Mr. Barbich as the “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.

Number of Meetings in 2007: 5

Functions: The Audit Committee provides independent, objective oversight of the Company’s accounting, internal controls and financial reporting. The Audit Committee selects and retains the independent auditors and reviews the plan and results of the auditing engagement. The Audit Committee acts pursuant to a written charter. A current copy of the charter, amended and restated as of February 27, 2008, is attached to this Proxy Statement as Appendix B. The Audit Committee Report that follows more fully describes the responsibilities and the activities of the Audit Committee.

Compensation Committee

Members: Louis J. Barbich, Chairman; Jerry Chicca and Rogers Brandon. The Board of Directors has determined that all members are independent as that term is defined by applicable rules of NASDAQ. The Company believes that all of the Committee members are “non-employee directors” and “outside directors,” respectively, within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and section 162(m) of the Internal Revenue Code.

Number of Meetings in 2007: 6

Functions: The Compensation Committee is generally responsible for approving or recommending to the Board for approval (i) management’s recommendations and criteria for the overall annual compensation structure for officers and employees of the Company and the Bank, (ii) the salary, bonus, benefits, severance arrangements, change of control arrangements, perquisites and any special, supplemental or retirement benefits of Bruce Maclin, Chief Executive Officer and Chairman of the Board and other executive officers (together, the Named Executive Officers"), (iii) the terms of employment of any newly hired executive officers, (iv) stock option plans and other incentive or equity-based compensation plans and stock option grants and other awards, (v) changes to the compensation and benefits provided to directors of the Company and (vi) other compensation plans in which the Board, the CEO and other executive officers participate and other broadly-based compensation plans (and material amendments to such plans). The Committee annually reviews and discusses the Compensation Discussion and Analysis (CD&A) with management, and, if appropriate, recommends to the Board that the CD&A be included in the Proxy Statement and the Company’s Annual Report on Form 10-K filed with the SEC. The Committee is also responsible for preparing a report on executive compensation pursuant to SEC rules, which is included elsewhere in this Proxy Statement under the caption “Compensation Committee Report.” The Compensation Committee acts pursuant to a written charter, a copy of which was attached as an appendix to the Proxy Statement for last year’s (2007) Annual Meeting of Shareholders.

Under its charter, the Committee has the power and authority to retain and compensate compensation consultants to assist in its oversight responsibilities and to retain and pay outside legal, accounting or other advisors. The Committee may meet with the Chief Executive Officer and other executive officers to discuss compensation or other related matters and receive the assistance of employees.

Nominating Committee

The entire Board of Directors fulfills the role of a nominating committee. The only board members who participate in director nomination matters that are not independent, as defined by applicable rules of NASDAQ, are Bruce Maclin, Bart Hill, and Virginia Moorhouse. The Board has adopted corporate governance guidelines and the Company’s bylaws have provisions that cover director nominations, which are discussed below. Other than these guidelines and provisions in the bylaws, no written charter has been adopted by the Board with respect to director nominations

Functions: The Board annually recommends the slate of director nominees to be presented for election by the shareholders. It screens and recommends qualified candidates and evaluates individuals proposed by shareholders for Board membership. The Board seeks to identify potential candidates for the Board of Directors through conversations with members of the Board, senior management, shareholders and other members of the community. The Board believes that it functions effectively as a nominating body and that the selection and evaluation process is enhanced through the participation of the Chief Executive Officer and President, respectively, Bruce Maclin and Bart Hill.

It is the policy of the Board of Directors that it will consider candidates proposed by shareholders that are submitted in accordance with the bylaws and the Board’s corporate governance guidelines. Nominees for director must satisfy the requirements in sections 3.2 and 3.3 of the Company’s bylaws. These bylaw sections are set forth below in this Proxy Statement under the heading “Other Information – Director Nominations.” Additionally, the Board has approved the following minimum qualifications for first time nominees for director: (i) financial literacy or other professional or business experience relevant to an understanding of the Company and its business, and (ii) a demonstrated ability to think and act independently as well as the ability to work constructively in a collegial environment. Based on its assessment of whether an individual meets the minimum qualifications and satisfies the bylaws, the Board considers its current composition and the interplay of the candidate’s experience with the experience of the other Board members, as well as such other factors as the Board deems appropriate, in order to determine whether to recommend a candidate for election to the Board. When evaluating a candidate for nomination, the Board does not assign specific weight to any one factor.

The Board’s corporate governance guidelines provide a framework for the Company’s governance. The guidelines contain the minimum qualifications described above, but do not otherwise change the procedures in the bylaws by which shareholders may recommend candidates to the Board. A copy of the guidelines will be made available to any shareholder upon written request to the Corporate Secretary at 1000 Truxtun Avenue, Bakersfield, CA 93301.

Compensation Committee Interlocks and Insider Participation

Bart Hill, President of the Company and President and Chief Executive Officer of the Bank, serves as a member of the board of directors and the compensation committee of The Bakersfield Californian.

Virginia F. (Ginger) Moorhouse, publisher and chairman of the board of The Bakersfield Californian, serves as a member of the Board of Directors of the Company and the Bank.

Bart Hill and Bruce Maclin are officers of the Company, officers and employees of the Bank, and are also members of the Board of Directors of the Company and the Bank. They participate in deliberations of the Company’s Board of Directors and Compensation Committee concerning executive officer compensation, except in connection with their own compensation. See, “Compensation Discussion and Analysis—Executive Officers Role in Compensation Decisions” and “Related Person Transactions” for more information.

Executive Officers

The following table sets forth certain information with respect to the Named Executive Officers who are not also members of the Board of Directors. For information concerning Bruce Maclin and Bart Hill, see “Nominees to the Board of Directors.” The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Any person may obtain a copy of the Company’s code of ethics without charge, upon request, by writing to the Corporate Secretary, San Joaquin Bancorp, 1000 Truxtun Avenue, Bakersfield, CA 93301.

Name	Age	Position

Stephen M. Annis, CRP	60	Executive Vice President, Chief Financial Officer and Corporate Secretary of San Joaquin Bancorp

John W. Ivy	62	Executive Vice President and Chief Credit Officer of the Bank

Philip McLaughlin	51	Senior Vice President of the Bank

Stephen M. Annis has been the Executive Vice President and Chief Financial Officer of the Company since 2006. He has been employed by the Bank since 1986 and currently serves as the Bank’s Executive Vice President and Chief Financial Officer. He is the Corporate Secretary of the Bank and Company. Mr. Annis graduated Magna Cum Laude from Pepperdine University, earning a Bachelor’s degree in Administrative Science and Master’s degree in Business Administration. Mr. Annis also holds a California Community College Instructor’s Credential in Business and Industrial Management. In June 2001, Mr. Annis was awarded the Certified Risk Professional (CRP) designation conferred by The Bank Administration Institute.

John W. Ivy has been employed by the Bank since 1982 and currently serves as the Bank’s Executive Vice President and Chief Credit Officer. Mr. Ivy received his B.A. in Economics from University of California, Los Angeles.

Philip McLaughlin has been employed by the Bank since 1987 and promoted to be the Bank’s Senior Vice President - Lending in 2008. Mr. McLaughlin received his B.S. in Management and Operational Analysis from California State College, Bakersfield. He is also the owner of MC Cline, Inc. which does business as City Neon Sign Systems in Bakersfield.

EXECUTIVE COMPENSATION Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review, the Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement on Schedule 14A and the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission.

The Compensation Committee: Louis J. Barbich L. Rogers Brandon Jerry Chicca April 7, 2008

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (“the Committee”) of the Board of Directors (the "Board") has the responsibility for the oversight of the executive compensation program of the Company. The Committee is composed solely of independent members of the Board and operates under a written charter adopted by the Board. In this capacity, the Committee recommends annually to the Board of Directors all salary, incentive bonuses and other perquisites for the Company’s executive officers, including the Chairman of the Board-CEO, the President and other named executive officers in this Proxy Statement. Based on the recommendations of the Committee, the Board of Directors (i) sets the annual salaries, approves incentive bonuses and perquisites for the Company’s executive officers, and (ii) approves option awards to executive officers and administers the Company’s incentive and stock-based equity plans, severance and change of control arrangements and special, supplemental and other retirement benefits.

The term "executive officer" throughout this discussion includes all executive officers named in this proxy statement (NEOs): the Chairman of the Board-CEO (the “CEO”), the President, the Chief Financial Officer (the “CFO”, the Chief Credit Officer (the “CCO”), and Senior Vice President-Lending. All executive officers are officers of the Company with the exception of the Chief Credit Officer and the Senior Vice President-Lending (the “SVP-Lending”), who are both executive officers of San Joaquin Bank, our wholly-owned subsidiary, and are included because of their involvement in major policy-making decisions affecting the consolidated group. The SVP-Lending became an executive officer upon his promotion to that position in January 2008. The Committee did not review or make recommendations regarding his salary, incentive bonus and other benefits during 2007.

Executive Compensation Objective and Philosophy

The Company’s executive compensation program is designed to attract, retain, and motivate executive officers capable of leading the Company to meet its business objectives and ultimately enhance shareholder value. The Committee believes that an effective compensation program should reward executive officers for achievement of Company objectives and provide them with overall compensation competitive in the marketplace and relevant to the responsibilities assumed.

A key element of our philosophy is to align the interests of executive officers with those of the shareholders by providing a portion of compensation in the form of option awards. The Committee believes that this alignment of interests creates a greater level of effort by the executives and helps executive management to take ownership in achievement of the business objectives. Executive compensation provided by the Company to its executives should include base salary, cash bonuses and stock-based compensation, in the form of option or other equity awards, in order to create retention incentives and reward performance as measured against established Company goals and comparative peer group performance. The Committee evaluates the performance of the Company and compensation of similar executives of comparative peer groups to determine overall compensation and retirement benefits of executives that is competitive in the marketplace.

Executive Officers’ Role in Compensation Decisions

The Committee makes an annual recommendation to the full Board with regard to the compensation and benefits for the Company’s CEO and the President. With regard to the Company’s other three NEOs, the CEO and the President review the performance of all officers, including all other NEOs, and make recommendations to the Committee regarding salary adjustments, incentive bonuses, option awards and other benefits. The Company’s CEO and the President have made such recommendations to the Committee in the past and the Committee will continue to allow and encourage this input to help balance survey information with the performance and needs of the Company’s executive officers. The Committee reviews recommendations, progress toward achievement of Company-wide performance priorities, and execution against Company annual goals with respect to all NEOs. It then reviews relevant survey information, discussed below, and formulates a compensation proposal to the Board of Directors with respect to the CEO and the President and makes a recommendation for approval to the Board in connection with the compensation elements of the other NEOs.

Executive Compensation Decisions

The Committee uses multiple sources of information to evaluate executive compensation including, but not limited to, a survey published by the California Department of Financial Institutions (dated June 30, 2007) and a survey compiled by Perry-Smith, LLP, a regional accounting firm, for the California Bankers Association (benchmark survey 2007). Both the California Department of Financial Institutions (DFI) and the California Bankers Association (CBA) publish compensation surveys on an annual basis. Compensation information is gathered from participating institutions by survey questionnaires. The information is then grouped into job codes, such as chief executive officer, chief financial officer, etc., and reported by asset size categories. Information on individual participating institutions is anonymous. Components of the surveys include salary, bonuses and incentives of bank executives based on job codes of California banks with similar profiles. The compensation committee used information from the DFI survey for banks with over one billion dollars in asset size and information from the CBA survey for banks with one to fifteen billion dollars in asset size as the benchmarks when comparing executive compensation levels.

The Committee considers the information contained in the DFI and the CBA surveys a reasonable source of comparison in assisting with the determination of compensation of executive officers although it also took into account the fact that the banks referred to above are all larger than the Company. The information is used to compare Company executives to peer groups. The amounts are then adjusted up or down by reviewing the Company’s performance above or below annual goals, which are discussed below in "Performance-Based Compensation.”

The Committee reviews the overall compensation of the CEO and the President in comparison with peer group compensation survey data and achievement of Company performance goals set forth below to be used as a basis for its recommendations to the Board for salary adjustments, incentive bonuses and equity incentive awards. The Committee also reviewed the recommendations from the CEO and the President for salary adjustments, incentive bonuses and equity incentive awards for all other NEOS in connection with reaching a final compensation recommendation to the Board.

Determination of other elements of compensation, such as salary continuation and change of control agreements, perquisites and retirement benefits is more subjective based on the Committee’s review of the executives’ service to the Company and responsibilities and other facts and circumstances specific to the Company including housing and living costs in Kern County, California. No weight or bias was given to the existing change of control agreements, severance benefits or supplemental and pension benefits when considering the total annual compensation of the Company’s executives. All of the Company’s executive officers have served the Company for many years. The Committee considered that all of the change of control, severance and retirement benefits for the Company’s CEO, the President, the CFO, and the CCO have been in place with respect to these executives for many years.

The published information referred to above is used because it most closely matches the type of compensation paid to executive officers of the Company within the banking industry. Benchmark compensation data is gathered and evaluated by the Committee in preparation of recommendations presented to the Board for approval.

Executive Compensation Elements

The executive compensation program consists primarily of six elements. Each element satisfies a different aspect of our executive compensation program. Some aspects consist of immediate compensation such as salary and perquisites. Other elements have a performance aspect such as annual cash bonuses. Others relate to long-term compensation such as stock option awards, salary continuation and change-in-control agreements and retirement plans. The following is a discussion of the material aspects of each element.

Salary: This element serves as the basis for attracting and retaining qualified executive officers with the experience, knowledge, and leadership ability to fulfill the respective role requirements of each executive position. The Committee evaluates industry-specific market salary surveys referred to above under Executive Compensation Decisions to assist with the determination of competitive salaries and future increases. In addition, the Committee reviews Company performance goals and uses the results in the determination of salary adjustments.

Incentive Bonus: This element of compensation is an enhancement to salary based on Company-wide performance factors relating to income growth, asset growth, deposit growth, credit quality, return on equity and net operating income to average assets.. Some of these performance measures have measurable levels of achievement such as projected growth or increase in profitability. This approach creates a direct incentive for executive officers to achieve desired goals that further Company objectives and serves as an “at-risk” component of compensation. The Committee uses the comparison of performance measures, specifically annual goals as compared to actual results, in conjunction with the average incentive bonus information from the benchmark surveys in the determination of incentive bonuses.

Stock Options: The Committee believes that stock option grants are a key component of the compensation program. Stock option plans are administered by the Board of Directors. The Committee makes recommendations to the Board regarding options to be awarded to executive officers based on attainment of the Company’s performance goals. These awards are designed to retain and motivate executive officers and enhance shareholder value by aligning the financial interests of executive officers with those of shareholders. This element of compensation is dependent upon the Company’s performance reflected in appreciation of stock price. Annual option awards are determined relative to the total amount of salary and incentive bonuses paid to each NEO. The Committee views this approach as a fair and equitable method for determining equity awards.

Salary Continuation Agreements: This element is long-term compensation. The intent is to provide an added incentive for retention and satisfactory performance. Each agreement contains five provisions applicable to normal retirement, early retirement, death, disability, and termination. Agreement amounts are determined based on the annual compensation of the executive officer during employment, including base salary and incentive bonus awards. Agreements with the CEO and the President contain additional provisions describing treatment of their annual benefit in the event the Company is acquired or otherwise changes ownership through the sale of stock or assets. Their agreements also contain “gross-up” provisions for applicable taxes resulting from the changes of ownership and health insurance benefits. There are no similar special provisions for any other executive officer. Recent amendments to the Agreements allow participants to begin receiving benefits upon reaching normal retirement age of 65 regardless of whether the participant continues to remain employed. The SVP-Lending was not a party to any Salary Continuation Agreement in 2007, however, the Committee expects that he will be allowed to participate in this type of benefit during 2008. A more detailed discussion of information relating to this element is included under the section titled, “Salary Continuation Plan” further in this document.

401K Plan: Each executive officer is eligible to participate in the Company’s 401K Plan and receive matching employer contributions. Matching contributions are intended as an incentive to encourage individual contributions to retirement benefits. All executive officers currently participate in the plan. The normal matching contribution percentage for the executive officers is the same as for all other participating employees. A more detailed discussion of the 401K Plan is included under the section titled, “San Joaquin Bancorp 401K Plan” further in this document. The Board often allocates additional Company contributions, in addition to the normal matching contribution, for non-officer employees. Officers, including executive officers, are not eligible for the additional contribution.

Perquisites: The Committee believes this element is a part of overall compensation. Compensation from this element for the CEO and the President is principally weighted toward an individual travel and entertainment allowance of $50,000. Additionally, all income taxes payable by the CEO and the President as a result of this allowance are reimbursed to these individuals by the Company. This element consists primarily of club dues and company-provided transportation for the Company’s other NEOs.

Amounts and additional information regarding the above compensation elements are provided in the tables that follow this compensation discussion and analysis.

Performance-Based Compensation

The Company does not use a formula driven performance-based compensation model. Instead, incentive bonuses to executive officers are determined through reference to industry-specific comparison of bonuses for comparable institutions, primarily survey data from the DFI and CBA. Incentive compensation decisions are based on a review of historical and anticipated Company performance, and achievement of business objectives set forth in the Company’s annual plan. The Committee also uses the following measures in determining the executive’s performance and the achievement of overall Company goals: asset growth, deposit growth, income growth, loan growth, net operating income to average assets, net income growth, return on equity and net loan losses to average loans. Targets are set at the beginning of the year in the annual plan and approved by the Board of Directors. The Committee uses actual results compared to these targets in determining incentive compensation recommendations. The Committee reserves the right to adjust incentive compensation for performance that falls short of the annual plans and for subsequent events that may affect future performance and achievement of objectives.

Equity-Based Compensation

Stock option awards are the only equity-based compensation awards used by the Company at the current time. The Company’s 1989 Stock Option Plan terminated as of the close of business on May 1, 1999 and no awards have been made pursuant to that plan since termination. The 1999 Stock Incentive Plan is currently expected to remain in effect until the Company’s 2008 annual meeting of shareholders. At the 2008 annual meeting, the Committee anticipates that the shareholders will approve the Company’s 2008 Equity Incentive Plan, a proposal that is discussed elsewhere in this proxy statement. All equity awards that have been made to executive officers since 2000 and through the current year-to-date were stock option grants pursuant to the existing 1999 Stock Incentive Plan. Upon approval of the Company’s 2008 Equity Incentive Plan, the existing 1999 Plan will be frozen and no new awards will be made under that plan. The new 2008 Plan authorizes 500,000 options to purchase common stock or common stock awards. While the Company has only awarded stock options in the past, based on future developments in the marketplace, changes in industry compensation practices and tax and other factors, the Committee may consider recommending restricted stock and other stock awards for Company executives in the future. The Committee believes that options outstanding under the 1999 Plan and the awards that will be available pursuant to the new 2008 Equity Incentive Plan are important long-term elements of the Company’s executive compensation because they:

promote the long-term success of the Company and create shareholder value by:
o	encouraging key personnel to focus on critical long-range objectives,
o	increasing the ability of the Company to attract and retain key personnel,
o	linking key personnel directly to shareholder interests through stock ownership;
provide opportunity for equity ownership; and
enhance and maintain competitive levels of total compensation.

Both the 1999 Plan and the new 2008 plan allow for incentive stock options (ISO) and non-statutory or non-qualified stock options (NSO). ISOs are typically granted to employees, including executive officers. NSOs are typically granted to non-employee directors. Most options granted to executive officers have been ISOs with the exception of options granted that exceeded the annual vesting threshold limit of $100,000 under Internal Revenue Code Section 422(d). Options that exceed the threshold limit have been treated as NSOs.

The Company does not have any program, plan or practice to time option awards to its executives in coordination with the release of material non-public information. It has been the practice of the Board to award options to its existing executives at its regular February board meeting, after the Company’s public release of its summary year-end operating results and financial position. In connection with any new hires, the Board may, in its discretion, make awards at other times. The Board does not make awards when any insider trading window is closed.

Compensation of our Named Executive Officers

The Committee reviewed the salary and incentive bonus components for the Chairman of the Board-CEO and President and compared the information to the survey results from the DFI and CBA as discussed above under Executive Compensation Decisions. The DFI survey reported the average base salary for CEOs of $504,120 and average bonus of $491,726. The CBA survey reported the average base salary for CEOs of $437,146 and average bonus of $353,150. This information was used as a benchmark comparison in determining salary and incentive bonus compensation for Mr. Maclin and Mr. Hill. The Committee also compared the Company’s 2007 annual performance goals for each of the measures set forth in the table below against the actual results achieved by the Company for the year.

	2007	2007
Performance Measure	Annual Goal	Actual Result
Asset Growth	10.0%	16.0%
Loan Growth	10.0%	30.2%
Deposit Growth	10.0%	11.4%
Income Growth	10.0%	18.5%
Net Operating Income to Average Assets	1.6%	2.2%
Return on Equity	12.0%	18.8%
Net Loan Losses to Average Loans	0.30%	0.01%

The Committee noted that the Company’s actual results for 2007 exceeded the annual goals for all performance measures.

Based on the survey data for peer executive compensation discussed above and achievement of the Company’s annual performance measures, the Committee recommended individual cash bonuses of $450,000 for performance in 2007, new annual base salaries for each in 2008 of $340,000, and participation in the perquisite program. Perquisites for 2008 include a travel and entertainment allowance of $50,000 each for Mr. Maclin and Mr. Hill which includes a tax gross-up provision.

For Mr. Maclin, benefit payments under his Salary Continuation Agreement began in March of 2007 because he attained age 65. The Committee believes that payment to Mr. Maclin under the Salary Continuation Agreement, while Mr. Maclin remains a salaried executive of the Company, is appropriate and in the best interests of the Company because this recognizes over 20 years of service to the Company and provides an incentive for Mr. Maclin to continue to provide valuable managerial services to the Company. The Committee also took into account the decision by Mr. Maclin to reduce his day-to-day employment activities for the Company by approximately 30% along with a 30% base salary reduction as of March 1, 2008. Mr. Maclin is continuing to act as the Company’s Chairman of the Board and Chief Executive Officer and Chairman of the Board of the Bank.

Similar information from the surveys was reviewed by the Committee in connection the with the determination of salary and incentive bonus compensation for Mr. Ivy, the CCO and Mr. Annis, the CFO. Recommendations were made to the Committee by the CEO and the President regarding compensation levels for these individuals. According to the DFI survey, the average base salaries for the appropriate positions of CCO and CFO were $220,133 and $232,364, respectively, and average bonuses were, $98,142 and $108,783, respectively. The CBA survey reported average base salaries of $187,318 and $213,397, respectively, and average bonuses of $76,591 and $87,077, respectively.

Based on the review of executive compensation using the survey data and the performance measures noted above, individual cash bonuses of $87,170 for performance in 2007 and new base salaries for each in 2008 of $155,036 were recommended to the Board for Mr. Ivy and Mr. Annis. Perquisites awarded to each for 2008 primarily include use of Company-owned vehicles.

Mr. McLaughlin became an executive officer as of January 31, 2008 when he was promoted to the position of SVP-Lending of the Bank. Mr. McLaughlin’s base salary for 2008 and incentive bonus compensation for 2007 performance was reviewed and recommended by the Committee to the Board based on the recommendations of the CEO and the President following their comparison of survey data from the CBA survey because the DFI survey did not provide relevant data. The CBA survey reported average base salary of $144,681 and average incentive bonus of $96,222.

Based on the review of executive compensation for a similar position using the CBA survey and taking into account the cost of housing and living in Kern County, California, a salary recommendation of $103,447 was made to the Board of Directors for Mr. McLaughlin. An incentive cash bonus award of $119,702 was approved based on Mr. McLaughlin’s individual performance related to loan production for 2007. Perquisites for 2008 primarily include the use of a Company-owned vehicle.

In February 2008, based upon the recommendation of the Committee, the Board awarded each of Mr. Maclin and Mr. Hill incentive stock options to purchase 5,000 shares of common stock pursuant to the Company’s 1999 Plan. Additional detailed information related to the compensation and other benefits for Mr. Maclin and Mr. Hill is set forth in the compensation tables and accompanying narrative below.

Based upon the recommendation of the CEO and the President, the Board awarded incentive stock options to purchase shares of the Company’s common stock pursuant to the 1999 Plan as follows: Mr. Ivy – 2,400 shares; Mr. Annis – 2,400 shares; and Mr. McLaughlin – 2,000 shares. Additional information related to the compensation and other benefits for Mr. Annis and Mr. Ivy is set forth in the compensation tables and accompanying narrative below.

The number of options awarded to each executive was based on the estimate of fair value at the date of proposed grant computed in accordance with Financial Accounting Statement (FAS) 123R. The range of values assigned to the option grants was $33,300 for 5,000 options to $13,320 for 2,000 options (based on an exercise price of $32.34 for the CEO and $29.40 for all other NEOs on the date of grant). The Committee’s final grant recommendations were designed to provide options with a value of between 5 to 10% of each executive’s total salary and incentive bonus compensation (total cash compensation) for 2007. The Committee determined that this level of equity participation coupled with options previously granted and other long-term types of compensation such as supplemental retirement benefits provide an appropriate balance of the various significant compensation elements for the Company’s executives. The stock option grant amounts disclosed above for Mr. Maclin, Mr. Hill, and the other NEOs do not reflect the 10% dividend paid by Company on March 17, 2008.

Impact of Accounting and Tax Treatment of Executive Compensation

For accounting purposes, salary and incentive compensation are accounted for in accordance with generally accepted accounting principles. Tax treatment may differ from accounting treatment. For tax purposes, Internal Revenue Code (IRC) Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for executive officers other than compensation that is performance-based under a plan that is approved by the shareholders and that meets certain other technical requirements. Based on compensation of executive officers during 2007, the Committee believes that Section 162(m) will not prevent the Company from receiving a tax deduction for any of the compensation levels paid to executive officers during 2007. In the future, if the Committee concludes that compensation of any executive officer may approach or exceed the $1 million level in a taxable year, the Committee will review the matter with the Company’s tax advisor and make recommendations accordingly.

Compensation Tables

The following tables show the Company’s compensation for the Chief Executive Officer, the President, the Chief Financial Officer and the Company’s two other most highly compensated executive officers. The form of the tables is set by SEC regulations.

Summary Compensation Table

The following Summary Compensation Table includes salary, bonus, stock and option awards, non-equity incentives, changes in the present value of long-term compensation, and all other compensation, including perquisites, earned and/or paid or awarded to the Company’s Named Executive Officers. Mr. Maclin is the Company’s Principal Executive Officer and Mr. Annis is the Company’s Principal Financial Officer. Amounts reported for option awards consist of compensation expense computed according to Statement of Financial Accounting Standards No. 123R, Share Based Payment (“FAS 123(R)”):

Name and Princpal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compensation ($)(6)		Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

Bruce Maclin	2007	327,216	450,000	-	17,339	-	189,974	62,019	(4)	1,046,548
Chariman, CEO	2006	308,688	395,725	-	8,897	-	800,804	28,731	(4)	1,542,845

Bart Hill	2007	327,216	450,000	-	42,129	-	224,440	71,134	(5)	1,114,919
President	2006	308,688	395,725	-	19,344	-	216,047	28,788	(5)	968,592

Stephen Annis	2007	147,654	87,170	-	16,852	-	75,626	9,118		336,420
Executive Vice-	2006	139,292	62,960	-	7,738	-	68,681	7,308		285,979
President, CFO

John Ivy	2007	147,654	87,170	-	16,852	-	136,102	3,482		391,260
Executive Vice-	2006	139,292	62,960	-	7,738	-	124,914	2,466		337,370
President, CCO

Philip McLaughlin	2007	94,044	119,702	-	12,639	-	-	8,119		234,504
Senior Vice	2006	88,728	100,000	-	5,803	-	-	6,461		200,992
President

1.	The dollar value of bonuses in 2007 reflect amounts earned during 2007 and paid in 2008. The dollar value of bonuses in 2006 reflect amounts earned in 2006 and paid in 2007. In January 2006, Mr. Maclin and Mr. Hill were each paid a bonus of $303,968, Mr. Annis and Mr. Ivy were each paid a bonus of $55,716, and Mr. Mclaughlin was paid a bonus of $86,139 relating to performance in 2005.
2.	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 and 2006, in accordance with FAS 123(R) with the exception that estimates of forfeitures is excluded from the calculation. Assumptions used in the calculation of this amount are included in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and are incorporated herein by reference.
3.	The amounts in column (h) reflect the actuarial increase in the present value of the Named Executive Officer’s benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. For additional information regarding pension benefits and supplemental executive salary continuation agreements for each of the Named Executive Officers, refer to the Pension Benefits table and the discussion in the section “Salary Continuation Plan” below.
4.	Perquisites and personal benefits for Mr. Maclin include personal use of a company vehicle, personal travel, entertainment, country club dues, and other dues and memberships. In 2007, perquisites and personal benefits included $25,000 in personal travel and entertainment. Gross-up payments during 2007 and 2006 for the payment of taxes amounted to $20,709 and $4,714, respectively.
5.	Perquisites and personal benefits for Mr. Hill include personal use of a company vehicle, personal travel, entertainment, country club dues, and other dues, memberships, and subscriptions. In 2007, perquisites and personal benefits included $25,049 in personal travel and entertainment. Gross-up payments during 2007 and 2006 for the payment of taxes amounted to $20,680 and $1,986, respectively.
6.	The Company uses actual amounts paid for all perquisites reported for 2007 and 2006 with the exception of the personal use of Company-owned vehicles. This amount was determined by use of the “Annual Lease Value” table published in the Internal Revenue Service Regulations.

Grants of Plan-Based Awards

The following table sets forth information regarding all incentive plan awards that were made to the Named Executive Officers during 2007, including incentive plan awards (equity-based and non-equity based) and any other planned-based awards. Disclosure on a separate line item is provided for each grant of an award made to a Named Executive Officer during the year. The information supplements the dollar value disclosure of stock, option awards, and non-equity awards in the Summary Compensation Table by providing additional details about such awards. Equity incentive-based awards are subject to a performance condition or market condition as those terms are defined in FAS 123(R). Non-equity incentive plan awards are awards that are not subject to FAS 123(R) and are intended to serve as an incentive for performance to occur over a specified period. The information below does not reflect the 10% stock dividend paid by the Company on March 17, 2008.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Full Grant Date Fair Value of Option Awards

		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

Bruce Maclin	2/28/07					9,000				42.90	41,661

Bart Hill	2/28/07					9,000				39.00	114,741

Stephen Annis	2/28/07					3,600				39.00	45,896

John Ivy	2/28/07					3,600				39.00	45,896

Philip McLaughlin	2/28/07					2,700				39.00	34,422

The exercise price per share of options granted represents one hundred percent (100%) of the fair market value of the underlying shares of common stock on the date the options were granted, except that the exercise price per share for options granted to Mr. Maclin in 2007 was set at one hundred ten percent (110%) of the fair market value of the underlying shares of the Company’s common stock on the date the options were granted. Pursuant to the 1999 Plan, the options vest at a rate of 20% annually over the first five years of the option term and has a term of ten years, except that Mr. Maclin's options have a term of five years. In accordance with SEC regulations, the option awards granted in February 2007 in respect of the executives’ performance in 2006 are reported in this table. The option awards granted in February 2008 in respect of an executives’ 2007 performance will be reported in the above table in next year’s proxy statement if the executive is a named executive officer in 2008. Information regarding the February 2008 option awards granted to named executive officers can be found in the Compensation of our Named Executive Officers section of the Compensation Discussion and Analysis.

The stock option agreements with each of the Named Executive Officers provide that upon retirement any unvested options will become exercisable in full.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding stock options held by the Named Executive Officers as of December 31, 2007, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option. The information below does not reflect the 10% stock dividend paid by the Company on March 17, 2008.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Bruce Maclin	6,000	-	-	15.00	2/14/2008	-	-	-	-

Bruce Maclin	6,000	-	-	12.00	2/20/2009	-	-	-	-

Bruce Maclin	6,000	-	-	10.65	6/5/2009	-	-	-	-

Bruce Maclin	6,000	-	-	10.00	2/19/2010	-	-	-	-

Bruce Maclin	10,000	-	-	8.25	1/20/2011	-	-	-	-

Bruce Maclin	10,000	-	-	13.20	1/10/2008	-	-	-	-

Bruce Maclin	10,000	-	-	23.65	2/18/2009	-	-	-	-

Bruce Maclin	10,000	-	-	28.87	2/15/2010	-	-	-	-

Bruce Maclin	1,800	-	7,200	37.40	2/21/2011	-	-	-	-

Bruce Maclin	-	-	9,000	42.90	2/28/2012	-	-	-	-

Bart Hill	6,000	-	-	15.00	2/14/2008	-	-	-	-

Bart Hill	6,000	-	-	12.00	2/20/2009	-	-	-	-

Bart Hill	6,000	-	-	10.65	6/5/2009	-	-	-	-

Bart Hill	6,000	-	-	10.00	2/19/2010	-	-	-	-

Bart Hill	10,000	-	-	8.25	1/20/2011	-	-	-	-

Bart Hill	7,000	-	-	9.50	1/26/2012	-	-	-	-

Bart Hill	10,000	-	-	12.00	1/10/2013	-	-	-	-

Bart Hill	10,000	-	-	21.50	2/18/2014	-	-	-	-

Bart Hill	10,000	-	-	26.25	2/15/2015	-	-	-	-

Bart Hill	1,800	-	7,200	34.00	2/21/2016	-	-	-	-

Bart Hill	-	-	9,000	39.00	2/28/2017	-	-	-	-

Stephen Annis	2,000	-	-	15.00	2/14/2008	-	-	-	-

Stephen Annis	1,200	-	-	12.00	2/20/2009	-	-	-	-

Stephen Annis	1,200	-	-	10.65	6/5/2009	-	-	-	-

Stephen Annis	2,000	-	-	10.00	2/19/2010	-	-	-	-

Stephen Annis	2,500	-	-	8.25	1/20/2011	-	-	-	-

Stephen Annis	2,000	-	-	9.50	1/26/2012	-	-	-	-

Stephen Annis	3,000	-	-	12.00	1/10/2013	-	-	-	-

Stephen Annis	4,000	-	-	21.50	2/18/2014	-	-	-	-

Stephen Annis	4,000	-	-	26.25	2/15/2015	-	-	-	-

Stephen Annis	720	-	2,880	34.00	2/21/2016	-	-	-	-

Stephen Annis	-	-	3,600	39.00	2/28/2017	-	-	-	-

Table continued on following page

Table continued from proceeding page

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

John Ivy	1,200	-	-	12.00	2/20/2009	-	-	-	-

John Ivy	1,200	-	-	10.65	6/5/2009	-	-	-	-

John Ivy	2,000	-	-	10.00	2/19/2010	-	-	-	-

John Ivy	2,500	-	-	8.25	1/20/2011	-	-	-	-

John Ivy	2,000	-	-	9.50	1/26/2012	-	-	-	-

John Ivy	3,000	-	-	12.00	1/10/2013	-	-	-	-

John Ivy	4,000	-	-	21.50	2/18/2014	-	-	-	-

John Ivy	4,000	-	-	26.25	2/15/2015	-	-	-	-

John Ivy	720	-	2,880	34.00	2/21/2016	-	-	-	-

John Ivy	-	-	3,600	39.00	2/28/2017	-	-	-	-

Philip McLaughlin	1,600	-	-	15.00	2/14/2008	-	-	-	-

Philip McLaughlin	1,000	-	-	12.00	2/20/2009	-	-	-	-

Philip McLaughlin	1,000	-	-	10.65	6/5/2009	-	-	-	-

Philip McLaughlin	1,500	-	-	10.00	2/19/2010	-	-	-	-

Philip McLaughlin	2,250	-	-	8.25	1/20/2011	-	-	-	-

Philip McLaughlin	2,800	-	-	9.50	1/26/2012	-	-	-	-

Philip McLaughlin	2,800	-	-	12.00	1/10/2013	-	-	-	-

Philip McLaughlin	3,000	-	-	21.50	2/18/2014	-	-	-	-

Philip McLaughlin	3,000	-	-	26.25	2/15/2015	-	-	-	-

Philip McLaughlin	540	-	2,160	34.00	2/21/2016	-	-	-	-

Philip McLaughlin	-	-	2,700	39.00	2/28/2017	-	-	-	-

1.	Each of the options reported in this column is fully vested.
2.	Each of the option awards vest at a rate of 20% annually over the first five years of the option term. In 2008, 20% of the options in this column will become vested. Each option award has a term of ten years, except that Mr. Maclin's options have a term of five years.

Option Exercises and Stock Vested

The following table sets forth information regarding each exercise of stock options during 2007 for each of the Named Executive Officers. The Company does not have any outstanding restricted stock awards as of December 31, 2007. The information below does not reflect the 10% stock dividend paid by the Company on March 17, 2008.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Bruce Maclin	16,000	456,239	-	-

Bart Hill	9,000	284,011	-	-

Stephen Annis	3,000	98,760	-	-

John Ivy	2,000	22,100	-	-

Philip McLaughlin	1,800	57,906	-	-

1.	The value realized upon exercise is based upon the difference between the market price on the date of exercise and the exercise price of the option.

Equity Compensation Plan Information

The Company has two stock option plans pursuant to which common stock of the Company may be acquired. The Company adopted the plans to retain and motivate key employees and enhance shareholder value by aligning the financial interests of those employees with those of shareholders. The Company’s 2008 Equity Incentive Plan was adopted by the Board of Directors in March 2008 and is being submitted to the shareholders for approval pursuant to this proxy statement. See Proposal 2 – Approval of the San Joaquin Bancorp 2008 Equity Incentive Plan herein for more information.

1989 Stock Option Plan

On May 1, 1989, the Board of Directors of the San Joaquin Bank adopted and approved the Bank’s Stock Option Plan dated May 1, 1989 (the "1989 Plan"). The 1989 Plan was approved by the Bank’s shareholders on April 18, 1989. The plan terminated as of the close of business on May 1, 1999 and no options have been granted thereafter. In 2006, the Company assumed sponsorship of the plan as the San Joaquin Bancorp 1989 Stock Option Plan for the purpose of administering any and all outstanding option awards under the plan on a prospective basis. All full-time, salaried officers and employees of the Bank, Employee Directors and Non-Employee Directors of the Bank and its subsidiary corporations were eligible to participate in the 1989 Plan. Further information about the 1989 plan is contained in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and incorporated herein by reference.

Further information about the 1989 plan is contained in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and incorporated herein by reference.

1999 Stock Incentive Plan

On February 20, 1999, the Bank's Board of Directors of San Joaquin Bank adopted and approved the Bank’s 1999 Stock Incentive Plan (the “1999 Plan”). The 1999 Plan was approved by Bank’s shareholders on May 25, 1999. The 1999 Plan terminates on May 31, 2009, however, the 1999 Plan will be frozen upon approval of the 2008

Plan by the shareholders and no new options will be granted under the 1999 Plan. In connection with the creation of the Company pursuant to a reorganization in 2006, the Company assumed sponsorship of the plan as the San Joaquin Bancorp 1999 Stock Incentive Plan for the purpose of administering any and all outstanding option awards under the plan on a prospective basis.

The following persons are eligible to participate in the 1999 Plan: (a) an employee of the Company, the Bank or any other subsidiary or affiliate, (b) a consultant or adviser who provides services to the Company, the Bank or any subsidiary or affiliate as a independent contractor, or (c) directors (including non-employee directors) of the Company or Bank (collectively “Key Employees”). Subject to limitations under the Internal Revenue Code (the “Code”), only Key Employees who are common-law employees of the Company, the Bank or other subsidiary are eligible for grants of ISOs under the 1999 Plan.

The 1999 Plan provides for awards in the form of options, which may be ISOs under the Code or which may be NSOs under the Code. The 1999 Plan provides that ISOs may not be granted at less than 100% of fair market value of the common stock on the date of the grant. In the event that the Optionee possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company on the date the options are granted, then the exercisable price per share of ISOs granted must be not less than one hundred ten percent (110%) of the fair market value of the underlying shares of the common stock on the date the options were granted as determined by the Committee or the Company’s Board of Directors, and the options must terminate on the fifth anniversary of the grant date or between 30 and 90 days after the termination of such Optionee's service, except that in the case of termination of service due to death or disability, options will expire on the earlier of: (a) between six and twelve months from the date of termination, or (b) the fifth anniversary of the grant date. For NSOs, the exercise price may vary in accordance with a predetermined formula while such options are outstanding; provided, however, to the extent required by applicable law, the exercise price may not be less than 85% of the fair market value of the common stock on the date of grant.

In December 2006, the Board of Directors amended the 1999 Plan to provide that:

(1) options may be exercisable following death or disability for a minimum of six months and a maximum of twelve months and for a minimum of 30 days and a maximum of 90 days following termination of employment for all other reasons;

(2) an option may, but need not, include a provision by which any participant may elect at any time while a Key Employee to exercise the option prior to vesting. If any participant exercises unvested options, any shares so purchased will be subject to a repurchase by the Company at cost if the participant’s service with the Company terminates, however, this repurchase right lapses at the minimum rate of 20% per year; and

(3) the definition of Fair Market Value (used primarily to set option exercise prices) was modified to become the closing sale price of a share of the Company’s common stock as reported by any established national stock exchange, the Nasdaq Stock Market’s National Market, the Nasdaq Stock Market Small Cap Market or the Over-the-Counter Bulletin Board (OTCBB) on any date (or if there were no sales on such date, on the last date preceding such date on which a sale was reported). If the Company’s common stock is not traded on any of these markets, exchanges or the OTCBB, the amendment provided further direction regarding the Fair Market Value.

Under the 1999 Plan, the following special rights are afforded to Directors who are not employees of the Company, the Bank or a subsidiary (“Outside Director”):

(a) Each eligible Outside Director automatically is granted an NSO to purchase 1,000 shares of the Company’s common stock upon the conclusion of each regular annual meeting of shareholders. The exercise price of such options must equal 100% of the fair market value of the common stock on the grant date. All such options vest and become exercisable at the rate of 20% upon each one (1) year anniversary of the grant date. All such options terminate on the tenth anniversary of the grant date or

90 days after the termination of such Outside Director’s service for any reason. Automatic grants under the 1999 Plan will not be effective for 2008 assuming the 2008 Plan is approved by the shareholders.

(b) An Outside Director may elect to receive his/her annual retainer payments and meeting fees from the Bank that would otherwise be paid in cash in the form of cash, NSOs, or a combination of both.

Further information about the 1999 Plan is contained in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and incorporated herein by reference.

Pension Benefits

The following table sets forth the present value of accumulated benefits for each Named Executive Officer, as of December 31, 2007, under the Company’s salary continuation plan and the applicable Executive Salary Continuation Agreement for each, assuming benefits are paid at normal retirement age based on current levels of compensation. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in the Company’s audited financial statements for the year ended December 31, 2007 and reports any pension or retirement benefits paid to each Named Executive Officer pursuant to their respective Salary Continuation Agreement during said fiscal year. Refer to the section, Salary Continuation Plan, for more information.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)	(e)

Bruce Maclin	Salary Continuation Plan	10	4,677,094	225,000

Bart Hill	Salary Continuation Plan	10	1,590,138	-

Stephen Annis	Salary Continuation Plan	10	446,625	-

John Ivy	Salary Continuation Plan	10	810,861	-

(1)	The number of years of credited service represents the number of years of service since plan inception. Each of the executives is entitled to receive 10% of the annual benefit for each year of credited service, up to a maximum of 10 years of credited service, or 100% of the annual benefit. All of the Named Executive Officers have more than 10 actual years of service.
(2)	The present value of accumulated benefits is calculated by an actuarial group independent of the Company. The valuation method used is the method required in Statement of Financial Accounting Standard (SFAS) No. 87 issued by the Financial Accounting Standards Board (FASB). Assumptions used in the calculation of the present value of accumulated benefits include a discount rate, mortality table, participant turnover, and a normal retirement age of 65. Note 18 of the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, incorporated here by reference, includes information regarding the actual discount rate and other pertinent information as well as required disclosures under SFAS 87, 88, 106, and 158. These accounting pronouncements contain information relating to the generally accepted method of accounting for defined benefit plans and post-employment benefits.

Salary Continuation Plan

On October 3, 1996, the Bank entered into certain Executive Salary Continuation Agreements which were amended and restated as of May 15, 2000 and as of June 13, 2003 (each, a “Continuation Agreement”) with Bruce Maclin, Bart Hill, Stephen M. Annis and John W. Ivy (each a “Recipient”). The Continuation Agreements for Mr. Maclin and Mr. Hill were amended and restated as of June 18, 2004 and amended on December 19, 2006. The Continuation agreements for Mr. Annis and Mr. Ivy were amended and restated as of June 13, 2003 and amended on December 19, 2006 and January 25, 2007. The Company assumed all of the Bank’s obligations under the Salary Continuation Agreements in connection with the Reorganization. Under the Continuation Agreements, the

Company agreed to pay key executives additional benefits in the future in return for satisfactory performance by the executive.

Under each of the four Continuation Agreements, the following apply:

(a)	If the Recipient is continuously employed by the Bank until his retirement at age 65 (“Retirement”), the Recipient would be entitled to receive 50% of his or her highest annual compensation (determined by adding their annual salary to their bonus) during their employment, on an annual basis for life.

(b)	If the Recipient elects to retire after age 60 but prior to attaining age 65 (“Early Retirement”), the annual payments are reduced by determining the discounted value of the annual benefit based on a capitalization rate of 5% for the period of time between the selected Early Retirement date and the Retirement date.

(c)	If the Recipient dies before or after his or her Retirement date, payment of the annual benefit will be paid to the decedent’s designated beneficiary as follows:

(i) with respect to Mr. Maclin and Mr. Hill, 100% of the annual benefit, as described in the Continuation Agreement, shall be paid to their Surviving Spouses, Laurie Maclin and Napier Hill, respectively, or Beneficiary, as the case may be, until the later of (a) the death of the named Surviving Spouse or (b) the expiration of twelve (12) years from the Recipient’s Retirement date;

(ii) with respect to Mr. Annis and Mr. Ivy, seventy-five (75%) of the annual benefit, as described in the Continuation Agreement, shall be paid to their Surviving Spouses, Nancy Annis and Judy Ivy, respectively, or Beneficiary, as the case may be, until the later of (a) the death of the named Surviving Spouse or (b) the expiration of five (5) years from the Recipient’s Retirement date. In the event of the death of both the executive and their spouse, the named beneficiary will receive the applicable percentage of the annual benefit for five (5) years from the executive's retirement date.

(d)	If the Recipient becomes disabled while actively employed prior to his retirement, he will continue to be treated during the disability as being gainfully employed and will be entitled to receive for life the applicable percentage of annual benefits set forth in the respective Continuation Agreements.

(e)	Subject to the Company’s right to terminate the Recipient’s employment, with or without cause, (as more particularly described in Section 2.1 of the Continuation Agreement), if the Recipient’s employment is terminated prior to the Early Retirement date for any reason other than disability or Sale of Business (as defined in and applicable under Mssrs. Maclin’s and Hill’s Continuation Agreements), the Recipient is entitled to be paid an applicable percentage of the annual benefit for life, as determined by the applicable years of service at the time of Recipient’s termination of employment.

(f)	Payments to each of the executives will begin on the earlier of Early Retirement or the date the executive attains age 65 regardless whether the executive remains employed or when the executive retires.

Mr. Maclin’s and Mr. Hill’s Continuation Agreements have an additional provision describing the treatment of their annual benefit upon: (i) merger, consolidation or reorganization of the Company, (ii) sale of more than 50% of the beneficial ownership of the Company’s voting shares, (iii) transfer or sale of more than 50% of the total market value of the Company’s assets or (iv) turnover of greater than 50% of Company’s Board of Directors (collectively, the “Sale of Business”). Upon the Sale of Business, the Continuation Agreements require the Company to pay Mr. Maclin and Mr. Hill, in lieu of all benefits otherwise payable under the agreement, a lump sum payment determined by calculating the present value of the annual benefit payment based on a 5% capitalization rate and life expectancy using the expected return multiples in Table V of section 1.72 -9 of the United States Federal Treasury Regulation; such amount being reduced if at the time of Sale of Business annual benefit payments to the Recipient have already begun. If December 31, 2007 was used as the applicable change of control date and assuming that both executives are at least age 65, Mr. Maclin and Mr. Hill would be entitled to approximately $3,863,895 and $3,651,651, respectively, under their Continuation Agreements.

The Continuation Agreements with Mr. Maclin and Mr. Hill also contain a “gross-up” clause which provides that in the event that following a change of control of the Company, the payments due under the Continuation Agreement become subject to an excise tax under Code Section 4999, the Company shall make an additional payment to Mr. Maclin and Mr. Hill in an amount necessary to pay the excise tax as well as any income taxes imposed on the additional payment, any excise tax imposed on the additional payment and any interest or penalties imposed with respect to the taxes imposed on the additional payment or excise taxes. In the event these change in control payments trigger the gross-up provisions in each of Mr. Maclin’s and Mr. Hill’s Continuation Agreements, they would each be expected to receive additional lump-sum payments of approximately $0 and $661,104, respectively, to reimburse them for state and federal excise and income taxes owed.

The Continuation Agreements with Mr. Maclin and Mr. Hill also contain a provision relating to the payment of medical benefits. Under the provision, the Company is required to provide the Recipients and their spouses with access to coverage for medical, dental and vision benefits under any such option then offered to it’s then similarly situated currently active employees under its group health plan, or subject to other limitations set forth in the Continuation Agreement under individual policies. The Company will pay 100% of the cost of the premium, or in the case of a self funded plan, 100% of the cost of coverage, for the selected coverage for the duration of the lifetime of the Recipient. These benefits would continue in the event of a change in control. Based on the same actuarial assumptions used in the Company’s financial statements, as of December 31, 2007, the present value of these health benefits for Mr. Maclin and Mr. Hill, respectively, is $241,670 and $309,529 including coverage provided to each executive’s spouse during the executive’s life.

The Board of Directors has approved a resolution limiting the annual benefits payable under the Continuation Agreements to Stephen M. Annis and John W. Ivy to $90,000, respectively. The Board of Directors has also approved a resolution limiting the annual benefits payable under the Continuation Agreements to Bruce Maclin and Bart Hill to $300,000, respectively.

The Company established a Rabbi Trust and purchased Bank Owned Life Insurance policies (the “BOLI”) to help offset the Company’s costs associated with the Continuation Agreements by taking advantage of favorable tax treatment associated with the anticipated appreciation in the cash surrender values of the BOLI. The Rabbi Trust is the owner and sole beneficiary of all of the BOLI, with none of the death proceeds shared with the Insureds.

The Rabbi Trust is at all times entitled to an amount equal to the BOLI’s cash value, less any policy loans and unpaid interest or cash withdrawals previously incurred and any applicable surrender charges. The aggregate cash surrender values of the BOLI approximated $11,039,215 and $10,565,998 as of December 31, 2007 and 2006, respectively.

The Company's obligation under the Continuation Agreements is that of an unfunded and unsecured promise by the Company to pay money in the future; and the executive, the executive's spouse and the executive's beneficiary are unsecured general creditors with respect to any benefits which may be payable under the terms of the Continuation Agreements.

The total benefits to be paid under the Continuation Agreements were designed to be recovered through the use of life insurance policies purchased by the Company applicable to each executive officer. The life insurance policies are not plan assets; however, the cash surrender value of such life insurance policies is included as an asset in the Company’s consolidated balance sheet. Based upon current actuarial projections, the Committee believes the entire cost of providing these benefits will ultimately be recovered by the Company through the receipt of the life insurance policy proceeds or redemption of cash surrender values.

The assumptions used in the calculation of the accumulated benefit disclosed in the pension benefits table above are included in Note 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and are incorporated herein by reference. The present value of accumulated benefits is calculated assuming a normal retirement age of 65 and using the discount rate and other pertinent information as discussed in footnote 2 of the Pension Benefits Table above.

Nonqualified Deferred Compensation

The Company does not have any non-qualified defined contribution or other deferred compensation plans in which any of the Named Executive Officers participate.

Change in Control Agreements and Potential Severance Benefits

The following narrative discusses information regarding the potential payments and benefits, including perquisites, that would be payable to each of the Named Executive Officers in the event of the termination, change in control or a change in the Named Executive Officer’s responsibilities, including the quantification of such payments and benefits assuming (i) the triggering event took place on the last business day of the Company’s last completed fiscal year, and (ii) the price per share of the Company’s shares is the closing market price as of that date.

In January 1999, the Bank entered into certain Change in Control Agreements (“CCA”) with Bruce Maclin and Bart Hill (“Employees”), which were amended in June 2001 and April 2003. Such agreements are sometimes referred to as “Golden Parachutes” and are designed to avoid the loss of key employees in the event of speculation about possible changes of control. It is generally believed that such protection allows executives to remain focused on the business of a company even if hostile actions are brought against the company.

Under the terms of each CCA, upon a change of control and subject to certain limitations, the Employee is entitled to severance payments equal to three (3) times the Employee’s annual rate of base compensation plus three (3) times the highest annual bonus awarded to the Employee during the prior three years. The CCAs also contain a “Gross Up Payment” clause which would, in the event the severance payment becomes subject to an excise tax under Code Sections 2806 and 4999, the Company would be required to increase the payment to the amount necessary to pay the Employee the same amount as if no excise tax were applicable. In addition, the CCAs contain a provision pursuant to which the Company will contribute to an irrevocable grantor trust the then present value of the Employee’s fully vested benefit under their respective Executive Salary Continuation Agreements. Upon Employee’s termination of employment, the Employee will receive a lump sum cash distribution from the trust equal to the amount determined in accordance with his or her Continuation Agreement.

The CCA defines a “change of control” to mean:

(a)	dissolution or liquidation of the Company;
(b)	a reorganization, merger or consolidation of the Company where the Company is not the surviving entity;
(c)	any sale, lease, exchange or other transfer of all or substantially all of the Company’s assets;
(d)	any merger or consolidation in which the holders of the Company’s voting shares before the merger or consolidation will not hold 50% or more of the voting shares of the surviving entity; or
(e)	a change of 50% or more in the members of the Company’s Board of Directors within a 12-month period, unless the election or nomination of each new director was approved by 75% of the directors then still in the office who were in office at the beginning of the 12-month period.

If December 31, 2007 was used as the applicable change of control date, Mr. Maclin and Mr. Hill would each be entitled to a severance payment of approximately $2,168,823 pursuant to their respective CCAs in addition to payments under their Continuation Agreements discussed under Pension Benefits and Salary Continuation Plan above. Based on the “gross-up” clauses in the CCAs, Mr. Maclin and Mr. Hill would each be entitled to gross-up payments applicable to “Golden Parachute” payments due in excess of the base amount allowed under Internal Revenue Code (IRC) Section 280G of approximately $917,003 and $917,963, respectively, to reimburse each of them for excise and income taxes owed by them under state and federal law.

Additionally, the CCAs with Mr. Maclin and Mr. Hill provide that, in the event of a change in control, they will become fully vested in all awards granted to them under all stock option, stock appreciation rights, restricted stock, phantom stock or similar plans or agreements, regardless of any provisions in such plans or agreements that do not provide for full vesting. As of December 31, 2007, Mr. Maclin and Mr. Hill each had options to purchase 16,200 shares of the Company's stock that would immediately become exercisable in the event of a change in control. Under IRC Section 280G, the value of stock options vested upon acceleration due to a change in control would be considered “Golden Parachute” payments. Mr. Maclin and Mr. Hill would each be entitled to gross-up payments for applicable excise and income taxes owed by them under state and federal law of approximately $23,447 and $51,106, respectively.

In June 2001, the Bank entered into CCAs with Stephen M. Annis and John W. Ivy which were amended in April 2003 and which are substantially similar with the CCAs for Mssrs. Maclin and Hill. Under the terms of their CCAs, however, Mssrs. Annis and Ivy are entitled to severance payments equal to one and a half (1 ½) times their annual rate of base compensation plus one and a half (1 ½) times their highest annual bonus awarded to them by the Bank during the prior three years. The CCAs for Mssrs. Annis and Ivy also do not contain “Gross-Up Payment” provisions. Moreover, Mssrs. Annis’ and Ivy’s CCAs do not include provisions providing for a lump sum payment relating to their Continuation Agreements to be paid upon a change in control. Additionally, their CCAs do not provide for the acceleration of vesting of stock or option awards.

If December 31, 2007 was used as the applicable change of control date, Mssrs. Annis and Ivy would each be entitled to a severance payment of $315,921 pursuant to their respective CCAs.

San Joaquin Bank 401(k) Plan

The Company, through the Bank, has in place a contributory retirement plan known as the San Joaquin Bank 401(k) Plan (the “401(k) Plan”) for all employees age 21 and older with at least 12 months of service, which is designed to be tax deferred in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The 401(k) Plan provides that an employee may elect to enroll on January 1 and July 1 of any plan year, provided that the employee has attained age 21 and has been employed by the Bank for at least 12 months. For each plan year, an employee’s elective deferrals may not exceed a specific dollar amount determined by the IRS. All of the Named Executive Officers participate in the 401(k) Plan.

To encourage its employees to elect to make salary reduction contributions, the Company has elected to match such contributions to the extent of fifty percent (50%) of contributions on the first five percent (5%) of the employee’s pay (a maximum of 2.5% of the employee’s compensation). At its meeting of December 15, 1998, the Board of Directors amended the 401(k) Plan to permit the Board, at its discretion, to make additional discretionary contributions (in excess of the 50% of 5% of compensation referred to above) to eligible non-officer employees.

Further information about the 401(k) Plan is contained in Note 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and incorporated herein by reference.

Compensation of Directors

The following table set forth information regarding the compensation received by each of the Company’s directors during the year ended December 31, 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Donald S. Andrews	43,000	-	9,500	-	-	-	52,500

Melvin D. Atkinson	21,700	-	4,218	-	-	-	25,918

Louis Barbich (1)	-	-	13,548	-	47,709	-	61,257

L. Rogers Brandon	41,800	-	9,500	-	-	-	51,300

Jerry Chicca	23,700	-	6,370	-	-	-	30,070

Robert Montgomery	41,400	-	9,500	-	-	-	50,900

Virginia Moorhouse	15,750	-	9,500	-	-	-	25,250

1. See "Deferred Fee Agreement" below.

During 2007, each non-employee director of the Company received direct remuneration in the form of Board meeting fees as follows: (a) $1,500 for each Board meeting attended (regular Board meetings were not held during the months of July and August, 2007, therefore, each non-employee director received a retainer in the amount of $1,500 in lieu of any other Board meeting fees for each of those two months); (b) $400 for attendance at each Audit Committee meeting (the Chairman of the Audit Committee receives a $10,000 annual retainer in lieu of meeting fees); and (c) $250 for attendance at each Compensation Committee meeting (The Chairman of the Compensation Committee receives a $5,000 annual retainer in lieu of meeting fees); (d) $450 for attendance at each loan committee meeting; $250 for attendance at each loan review committee meeting and, $225 for attendance at any other committee meeting. All non-employee directors are reimbursed for their expenses incurred in attending Board and committee meetings.

Under the San Joaquin Bancorp 1999 Option Plan (the "1999 Plan"), each eligible non-employee director is automatically granted a non-statutory option to purchase 1,000 shares of the Company’s common stock upon the conclusion of each regular annual meeting of shareholders as further explained in the “Stock Option Plans” section herein and in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and incorporated herein by reference. In March 2007, the Company amended the existing stock option agreements of director Montgomery to provide for full vesting of any options granted to them in the event of their retirement after age 85, or disability, or death.

The Chairman of the Board, Bruce Maclin, and the President and Chief Executive Officer, Bart Hill, are compensated as employees of the Company and did not receive any directors’ fees.

Deferred Fee Agreement

In October, 1996, to encourage non-employee directors to remain members of the Bank’s Board of Directors, the Board authorized the Bank to enter into certain deferred fee agreements pursuant to which a director could elect to defer the directors’ total fees (including salary and bonus) (the “Fees”) payable by the Bank to the Director. Payment of the deferred Fees and accrued interest occurs upon retirement, disability, change of control of the Bank, determination of hardship, or death.

On October 9, 1996, the Bank entered into a Deferred Fee Agreement (the “Agreement”) with Louis J. Barbich to defer One Hundred Percent (100%) of his Fees. Between October 9, 1996 and December 31, 2007, a total of $271,748 has been deferred pursuant to the Agreement, including deferral of $47,709 in 2007. The deferral in 2007 includes $13,509 in interest accrued during the period. No other Directors have entered into a deferred fee agreement with the Bank or the Company.

RELATED PERSON TRANSACTIONS

Certain of our executive officers, directors and principal shareholders (including some of their immediate family members and organizations with which they are affiliated) are customers of the Bank in the ordinary course of business and, in some cases, have lending relationships with the Bank. In management’s opinion, the lending relationships with these directors and officers were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers not related to the Company and do not involve more than normal collection risk or present other unfavorable features.

The Company’s policy is that more than a majority of the members of the Board must be independent directors and all members of the Company’s audit committee and compensation committee have been determined by the Board to be independent. The current audit committee charter is attached to this Proxy Statement and the current compensation committee charter was attached to the 2007 Proxy Statement. The Company’s Code of Business Conduct and Ethics and the Board’s corporate governance guidelines provide guidance for addressing actual or potential conflicts of interest matters, including those that may arise from transactions and relationships between the Company and its executive officers or directors.

In order to provide further clarity and guidance on these matters, the Board has adopted a Related Person Transaction Policy (“Policy”) to assist the Board in its review, approval or ratification of related person transactions. Under this Policy, “Related Person Transaction” is defined as any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships in which the Company was or is to be a participant, the amount involved exceeds $120,000, and a Related Person (as defined in the Policy) had or will have a direct or indirect material interest. The Board of Directors has adopted categorical standards that describe various types of relationships and thresholds at which such relationships would not be deemed material, and, therefore, not “Related Person Transactions” for purposes of the Policy. These categories include but are not limited to the following:

1.	Interests arising only from the Related Person’s position as a director of another corporation or organization that is a party to the transaction; or

2.	Interests arising only from the direct or indirect ownership by the Related Person and all other Related Persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity which is a party to the transaction; or

3.	Interests arising from both the position and ownership level described in (1) and (2) above; or

4.	Interests arising solely from the Related Person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the Related Person and all other Related Persons own in the aggregate less than a 10% equity interest in such entity, (b) the Related Person and his or her Immediate Family Members are not involved in the negotiation of the terms of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or five percent (5%) of the annual gross revenues of the entity receiving payment under the transaction; or

5.	A transaction that involves compensation to an executive officer if the compensation has been approved, or recommended to the Board of Directors for approval, by the Compensation Committee of the Board or a group of independent directors of the Company performing a similar function; or

6.	A transaction that involves compensation to a director for services as a director of the Company if such compensation will be reported pursuant to Item 402(k) of SEC Regulation S-K; or

7.	A transaction that involves borrowing from the Company, provided: (i) the loan was made in the ordinary course of business; (ii) the loan was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; (iii) the loan did not involve more than the normal risk of collectability or present other unfavorable features; (iv) the loan is not disclosed as nonaccrual, past due, restructured or potential problem; and (v) payments with respect to the loan (including fees and interest, but not including principal repayment) are less than the greater of two-hundred thousand dollars ($200,000) or five percent (5%) of the annual gross revenues of the other entity that is a party to the transaction.

Transactions that are Related Person Transactions which are not deemed within the Board’s categorical standards will be referred to the Board of Directors or the Audit Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Board or the Audit Committee will decide whether or not to approve such transaction and will approve only those transactions that it determines are in the best interests of the Company. If the Company becomes aware of an existing transaction with a Related Person which has not been approved under the Policy, the matter will be referred to the Board or Audit Committee for review and ratification as promptly as practicable.

All banking transactions and outstanding loans and commitments with any of the Company’s directors, executive officer and principal shareholders (including any family members and organizations with which they were affiliated) fell within one or more of the categorical standards listed or referred to above and were not considered material.

On March 21, 2007 based upon the recommendation of the Company’s Audit Committee, the Board of Directors approved a purchase agreement between the Company and a related person, John Ivy, the Chief Credit Officer of the Bank and a Named Executive Officer of the Company. The transaction was reviewed and approved pursuant to the Company’s Related Person Transaction Policy. On March 22, 2007, the Company entered into the purchase agreement under which the Company purchased from Mr. Ivy, his residence located in Rockwall, Texas. The purchase price of the property was equal to the fair market value of $381,000, as determined by an independent appraiser. The Company also paid the closing costs associated with the transaction. The Company listed the property for sale at $375,000 and sold this property on October 12, 2007 for approximately $311,544. Mr. Ivy reimbursed the Company in the amount of $67,867 for the deficiency on the sale of the property and other expenses relating to the transaction. The purchase and sale of the property was a one-time transaction undertaken to assist on a family relocation matter and for internal operations purposes.

Information regarding director independence can be found under the heading "Board of Directors and Committees."

PROPOSAL 2 – APPROVAL OF THE SAN JOAQUIN BANCORP 2008 EQUITY INCENTIVE PLAN

Stock options and restricted stock awards provide us flexibility to motivate, attract, and retain the services of employees and directors upon whom our success depends and to provide them with an equity interest in our success in order to motivate superior performance. Our equity award grant practices are designed to reflect an appropriate balance between our shareholders’ dilution concerns and our need to remain competitive by recruiting and retaining high-performing employees and directors.

The Company and the Bank (prior to the formation of the Company) have utilized stock options to provide equity incentives to employees, directors and consultants since 1989. The Bank’s 1989 Stock Option Plan was approved by the Bank’s shareholders on April 18, 1989 (“1989 Plan”) and it terminated as of May 1, 1999 and no options were thereafter granted. Effective February 20, 1999, the Bank’s Board of Directors adopted the Bank Stock Incentive Plan (“1999 Plan”), which was approved by the Bank’s shareholders on May 25, 1999. Our 1999 Plan provided for 600,000 shares eligible for awards. On July 31, 2006, the Company became the holding company for the Bank pursuant to a corporate reorganization that the Bank’s shareholders approved on June 20, 2006. As a result, the 1989 Plan and the 1999 Plan were assumed by the Company and it became responsible for administering all outstanding options under both plans on a prospective basis. On December 19, 2006, the Board of Directors approved certain amendments to the 1999 Plan which became effective as of January 1, 2007. These amendments are described in note 12 to our Consolidated Financial Statements dated as of December 31, 2007.

We believe that our 1999 Plan has served us well and has supported and encouraged our growth and success over more than nine years that it has been in existence. Recognizing that significant changes in compensatory and equity award practices have occurred since 1999 and that our 1999 Plan will automatically terminate on May 31, 2009, our Board of Directors approved and adopted the San Joaquin Bancorp 2008 Equity Incentive Plan (the “2008 Plan”) on March 25, 2008 and specified that the 2008 Plan would be effective upon shareholder approval on May 20, 2008.

The 2008 Plan reserves 500,000 shares of common stock for granting stock options or stock awards and prohibits the grant of Incentive Stock Options with an exercise price less than fair market value of the common stock on the date of grant. Fair market value is the closing or last price of our stock on a national securities exchange or in the over-the-counter market on the date of grant (or if the applicable date is not a trading day, the last trading day immediately preceding the grant date). No options or stock awards are outstanding under the 2008 Plan as of the date of this Proxy Statement and the Board does not intend to grant any options or other awards prior to shareholder approval. The 2008 Plan will replace the 1999 Plan and no further option grants or other awards will be made under the 1999 Plan upon approval of the 2008 Plan. All outstanding awards under the 1989 Plan and 1999 Plan will continue to be governed by the terms of those Plans.

As of December 31, 2007, (i) 47,550 options to purchase the Company’s common stock were outstanding pursuant to grants under the 1989 Plan and these options had a weighted-average exercise price of $13.62 per share and a weighted-average remaining term of 7 months, and (ii) 449,580 options to purchase common stock were outstanding pursuant to grants under the 1999 Plan and these options had a weighted-average exercise price of $21.82 per share and a weighted average term of 62 months. No restricted stock awards were outstanding. Additionally, as of December 31, 2007, 177,020 of the 600,000 share maximum remained available for issuance under the 1999 Plan to all participants. Subsequent to December 31, 2007, an additional 29,050 options were granted, which reduced the number of shares available for issuance under the 1999 Plan to 147,970. The option grant and exercise price information above does not reflect the 10% stock dividend paid by the Company on March 17, 2008.

Our Board of Directors believes that the 2008 Plan is in the best interests of our Company and our shareholders and will bolster our recruitment, retention and incentivization of employees, consultants and directors and will support and encourage our continued growth. The Company is asking shareholders to authorize a number of shares available under the 2008 Plan to a level that the Company believes will, on the basis of current assumptions, be sufficient for awards during the five-year period commencing upon approval by the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR”
APPROVAL OF THE 2008 PLAN.

The affirmative vote of the holders of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote the Meeting is required to approve the 2008 Plan. The principal features of the 2008 Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the 2008 Plan, which is attached as Appendix A to this Proxy Statement.

Summary of Our 2008 Plan

Purpose. The purpose of the 2008 Plan is to encourage and enable the employees, directors and consultants (as defined in the 2008 Plan) of the Company and its affiliates, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with and further the interests of the Company.

Administration. The 2008 Plan will be administered by the Board, or at the discretion of the Board, by a committee of the Board consisting of not less than two directors (the “Committee”). The Board or the Committee, as applicable, will have the power and authority to grant awards to employees, directors and consultants of the Company and its affiliates, consistent with the provisions of the 2008 Plan, including but not limited to determining the types and times of awards, the number of shares of common stock to be covered by any award and determine and modify the terms, conditions and limitations of any award. The Committee may also adopt, alter and repeal rules and guidelines for administration of the 2008 Plan and interpret and otherwise decide disputes arising in connection with the 2008 Plan. All decisions and interpretations of the Board or Committee will bind all persons including the Company and its shareholders and grantees. The Committee may delegate to the Chief Executive Officer and/or the Chief Financial Officer of the Company all or part of the Committee’s authority and duties with respect to the granting of awards at fair market value to individuals who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934 or “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code.

To the extent applicable, awards granted to “covered employees”, within the meaning of section 162(m) of the Internal Revenue Code, which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m), will be approved by a Committee composed solely of two or more “outside directors” within the meaning of Section 162(m).

Shares Subject to the 2008 Plan and Changes in Our Stock. The aggregate number of shares reserved and available for awards under the 2008 Plan is 500,000. The 2008 Plan contemplates the issuance of common stock upon exercise of options or stock awards granted to eligible persons. The shares of common stock underlying any awards which are forfeited, canceled, reacquired by the Company or satisfied without the issuance of common stock or otherwise terminated (other than by exercise) will be added back to the shares of common stock available for awards and may be granted again. The maximum number of shares that may be granted to any one participant in any calendar year may not exceed 50,000 shares.

If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of common stock are increased or decreased or are exchanged for a different number or kind of shares or other securities, or additional shares or new or different shares or other securities or other non-cash assets are distributed with respect to such shares of common stock or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of the assets of the Company, the outstanding shares of common stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or an affiliate), the Committee will make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance (ii) the number and kind of shares or other securities subject to any then outstanding awards, (iii) the repurchase price per share for each outstanding restricted stock award, and (iv) the exercise price of any stock option.

Upon the effectiveness of a merger, reorganization or consolidation between the Company and another person or entity (other than a holding company or an affiliate of the Company) as a result of which the holders of the Company’s outstanding voting stock immediately prior to the transaction hold less than a majority of the outstanding voting stock of the surviving entity immediately after the transaction, or the sale of all or substantially all of the assets of the Company to an unrelated person or entity (in each case, a “Transaction”), unless provision is made in connection with the Transaction for the assumption of all outstanding awards, or the substitution of such awards with new awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided in the paragraph above, the 2008 Plan and all outstanding awards, except with respect to specific awards as the Committee otherwise determines, will terminate. In the event of such termination, each grantee will be permitted to exercise within a certain number of days (as established by the Committee in its sole discretion) prior to the anticipated effective date of the Transaction all outstanding awards held by such Grantee which are then vested and exercisable. In the event of a dissolution or liquidation of the Company, any outstanding awards will terminate if not exercised prior to such event.

Stock Options. Any stock option granted under the 2008 Plan shall be pursuant to an option agreement which shall be in such form as the Committee may from time to time approve. Stock options may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any affiliate. Non-Qualified Stock Options may be granted to employees, directors, and consultants of the Company or its affiliates. To the extent that any option does not qualify as an Incentive Stock Option, it will be deemed a Non-Qualified Stock Option.

Stock options granted under the 2008 Plan will be subject to the following terms and conditions:

Exercise Price. The exercise price per share will be determined by the Committee at the time of grant but will not be less than one hundred percent (100%) of the fair market value on the grant date in the case of Incentive Stock Options. If an Incentive Stock Option is granted to a person who owns 10% or more of the Company’s voting stock, the exercise price per share for the common stock covered by such Incentive Stock Option will be not less than one hundred ten percent (110%) of the fair market value on the grant date.

Option Term. The term of each stock option shall be fixed by the Committee, but no stock option will be exercisable more than ten (10) years after the date of grant. If an Incentive Stock Option is granted to a person who owns 10% or more of the Company’s voting stock, the term of such option will be no more than five (5) years from the grant date.

Exercisability and Rights of a Shareholder. Stock options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee and set forth in the option agreement evidencing such option. In addition, the following provisions shall apply to each option, unless otherwise provided in an applicable option agreement: No portion of an option may be exercised until such portion shall have vested. An option shall be exercisable on and after the initial vesting date and prior to the termination of the option as provided herein, in an amount not to exceed the aggregate number of vested option shares less the number of shares previously acquired upon exercise of such option. In the event that the grantee’s service relationship terminates, an option may thereafter be exercised, to the extent it was vested and exercisable on the date of such termination, until the date(s) specified in the paragraph below.

Any portion of an option that is not exercisable on the date of termination of the service relationship shall immediately expire. Once any portion of an option becomes vested and exercisable, it shall continue to be exercisable by the grantee or his or her representatives and legatees at any time or times prior to the earliest of (i) the date which is (a) twelve months following the date on which the grantee’s service relationship terminates due to death or disability or (b) three months following the date on which the grantee’s service relationship terminates if the termination is due to any other reason, or (ii) the expiration date set forth in the option agreement; provided, however, that if the grantee’s service relationship is terminated for cause, the option will terminate immediately and be null and void upon the date of the grantee’s termination.

Method of Exercise. Stock options may be exercised in whole or in part, by giving written notice of exercise to the Company. Payment of the exercise price may be made by one or more of the following methods (or a combination) unless otherwise provided in the applicable option agreement: (i) in cash, by certified or bank check, or other instrument acceptable to the Committee in U.S. funds payable to the order of the Company; (ii) by the grantee delivering to the Company a promissory note in a form approved by the Committee, if the Committee has expressly authorized the loan of funds to the Grantee for the purpose of enabling or assisting the grantee to effect the exercise of his or her stock option; (iii) if permitted by the Committee, by having the Company withhold from the option shares a number of shares having a fair market value equal to the aggregate purchase price of the option shares, or through the delivery of shares of common stock that are held by the grantee and are not subject to restrictions under any plan of the Company; or (iv) if permitted by the Committee, by the grantee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the grantee chooses such payment procedure, the grantee and the broker will comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee prescribes as a condition of such payment procedure.

No Stock Option will be transferable by the grantee otherwise than by will or by the laws of descent and distribution and all stock options will be exercisable, during the grantee’s lifetime, only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. The Committee, in its sole discretion, may provide in the option agreement regarding a given option that the grantee may transfer, without consideration for the transfer, his or her Non-Qualified Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, or to limited liability companies in which such family members are the only members, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option Agreement.

Restricted and Unrestricted Stock Awards. A Restricted Stock Award is an award pursuant to which the Company may, in its sole discretion, grant or sell, at such purchase price as determined by the Committee, shares of common stock subject to such restrictions and conditions as the Committee may determine at the time of grant, and any purchase price shall be payable in cash or, if permitted by the Committee at the time of grant of such award, by promissory note, in a form approved by the Committee. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing a restricted stock agreement. Upon execution of the restricted stock agreement and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the restricted stock, subject to any conditions contained in the restricted stock agreement.

The Committee, at the time of grant of a Restricted Stock Award, will specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which restricted stock shall become vested, subject to such further rights of the Company as may be specified in the restricted stock agreement.

The Committee may, in its sole discretion, grant or sell, at such purchase price determined by the Committee, an Unrestricted Stock Award to any grantee, pursuant to which such grantee may receive shares of common stock free of any vesting restrictions under the 2008 Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual. Upon the request of a grantee and with the consent of the Committee, such grantee may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such grantee in the form of shares of unrestricted stock either currently or on a deferred basis.

Annual Stock Option Grant to Non-Employee Directors. Any member of the Board who is not an employee of the Company or any affiliate is a non-employee director and such directors will be entitled to an automatic annual stock option grant on the basis provided in this paragraph. Each then-current non-employee director will be automatically granted a Non-Qualified Stock Option to purchase 1,000 shares of Common Stock (subject to adjustment under certain circumstances) upon the conclusion of each regular annual meeting of the Company’s shareholders commencing with the 2008 Annual Meeting. Each Non-Qualified Stock Option granted to a non-employee director under this provision will vest and become exercisable at the rate of twenty percent (20%) of the total underlying shares of such Option on each of the first five anniversaries of the date the option is granted, provided, however, that if (i) the non-employee director’s service relationship is terminated for any reason other than cause, or due to the non-employee director’s death or disability, (ii) the non-employee director has had a service relationship that has lasted for at least ten years as of the date of termination, and (iii) the non-employee director is at least eighty years old as of the date of termination, then all options held by such non-employee director (or his or her permitted transferee) under this provision will immediately vest in full and become exercisable on the date the non-employee director’s service relationship is terminated. Each such Non-Qualified Stock Option shall terminate on the earlier of (i) the tenth anniversary of the date of grant, or (ii) three months following the date on which the non-employee director’s service relationship terminates; provided, however, that if the non-employee director’s service relationship is terminated for cause, the option will terminate immediately and be null and void upon the date of the non-employee director’s termination.

Acceleration of Vesting of Awards.

The Committee has the discretion to accelerate, at any time, the exercisability or vesting of all or any portion of any individual stock option or other award and/or to include provisions in options and awards providing for such acceleration. This means that in the event of any transaction that results or may result in a change of control of the Company, or under other appropriate circumstances, the Committee has the power to authorize the acceleration of vesting of any outstanding stock option or restricted stock award.

Termination or Amendment.

The Board may, at any time, amend or terminate the 2008 Plan, but no such action will adversely affect rights under any outstanding option or award without the holder’s consent unless required to ensure that a stock option is treated as an Incentive Stock Option or to comply with applicable law; provided that no such action of the Board, unless taken with the approval of the shareholders of the Company, may: (a) increase the maximum aggregate number of shares of common stock for which options and other awards granted under the 2008 Plan may be issued (except for appropriate adjustments in the event of recapitalizations, reorganizations, reclassifications, stock splits, stock dividends or similar events); (b) amend the 2008 Plan in any other manner which the Board, in its discretion, determines would require approval of the shareholders under any applicable law, rule or regulation to become effective even though such approval is not expressly required; or (c) alter the class of employees eligible to receive Incentive Stock Options. The 2008 Plan shall continue in effect until the earliest of: (i) May 20, 2018, (ii) its termination by the Board, or (iii) the date on which all of the shares of common stock available for issuance under the 2008 Plan have been issued and all restrictions on such shares under the terms of the 2008 Plan, the option agreements and restricted stock agreements have lapsed.

The foregoing summary of certain provisions of the 2008 Plan is qualified by reference to the text of the 2008 Plan attached as Appendix A to this Proxy Statement. For additional information concerning the Company’s compensation of directors and executive officers, please see “Compensation Discussion and Analysis.”

Summary of Federal Income Tax Consequences of the 2008 Plan

The following summary describes the typical U.S. federal income tax consequences of options and other awards granted under the 2008 Plan based upon provisions of the Internal Revenue Code, as in effect on the date of this Proxy Statement, current regulations promulgated and proposed thereunder, and existing public and private administrative rulings of the Code, all of which are subject to change (possibly with retroactive effect). This is not intended to be a complete analysis and discussion of the federal income tax treatment of awards under the 2008 Plan, and does not discuss estate or gift taxes or the income tax laws of any municipality, state, or foreign country.

Our Company generally will be entitled to withhold any required taxes in connection with the exercise or payment of an award, and may require the participant to pay such taxes as a condition to exercise of an award.

Stock Options. Incentive Stock Options (ISOs) and Non-Qualified Stock Options (NSOs) are treated differently for federal income tax purposes. ISOs are intended to satisfy the requirements of Section 422 of the Code. NSOs need not satisfy such requirements. A participant is not taxed on the grant or, except as described in the next sentence, the exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date, however, will be a preference item for purposes of the alternative minimum tax, and thus a participant could be subject to the alternative minimum tax as a result of the exercise of an ISO. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the participant’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the exercise price).

If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, then: (i) if the proceeds received exceed the exercise price of the ISO, the participant will recognize capital gain equal to the excess, if any, of the proceeds received over the fair market value of the shares on the date of exercise, and will recognize ordinary income equal to the excess, if any, of the lesser of (A) the proceeds received or (B) the fair market value of the shares on the date of exercise over the exercise price of the ISO; or (ii) if the proceeds received are less than the exercise price of the ISO, the participant will recognize a capital loss. Capital gains recognized upon a disqualifying disposition will be taxable as long term capital gains if the participant held the shares for more than one year after the exercise of the ISO, or otherwise as short-term capital gains if the participant held the shares for less than one year after the exercise of the ISO.

Our Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirements described above. If the holding periods are not satisfied, our Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.

The recipient of an NSO will not realize any taxable income upon the grant of the option. Upon exercise of such option, the participant will realize ordinary income in an amount generally measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price. Our Company will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant. Upon the sale of such shares, the participant will realize short-term or long-term capital gain or loss, depending upon the length of time the shares are held. Such gain or loss will be measured by the difference between the sale price of the shares and the fair market value on the date of exercise. Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under the 2008 Plan by delivering previously owned shares or by reducing the number of shares otherwise issuable pursuant to the award.

Restricted Stock. The federal income tax consequences of a grant of restricted stock depend upon whether or not a participant elects to be taxed at the time of the grant of such shares under Section 83(b) of the Code (an “83(b) election”). If no 83(b) election is made, the participant will not recognize taxable income at the time of the grant of the restricted stock. When the restrictions on the shares lapse, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the restricted stock at that time. If the 83(b) election is made, the participant will recognize taxable income at the time of the grant of restricted stock in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the participant will be entitled to no deduction on account thereof. The participant’s tax basis in the restricted stock is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.

Our Company will be entitled to a tax deduction in the same amount as the income recognized by the participant as a result of the grant of restricted stock or lapse of restrictions in the taxable year in which the participant recognizes such income.

Other Tax Issues. As noted above, Section 162(m) of the Code limits our federal income tax deduction for compensation paid to our Chief Executive Officer and the three other most highly compensated executive officers who are disclosed in this Proxy Statement as a “named executive officer” for the applicable taxable year. In certain instances, our Company may be denied a compensation deduction for awards granted to these executive officers to the extent their aggregate compensation exceeds $1,000,000 in a given year excluding, however, compensation qualifying as “performance-based compensation.”

As noted above, the Committee may, in its sole discretion, accelerate the payment or vesting or release any restrictions on any awards in the event of a change in control of our Company or in connection with other events including tender offers. If a participant’s award vests because of a change in (i) the ownership or effective control of our Company or (ii) the ownership of a substantial portion of the assets of our Company and the participant is an officer, shareholder or highly-compensated employee of our Company, such acceleration could be subject to the “golden parachute” provisions of Sections 280G and 4999 of the Code. In that event, our Company could be denied all or part of its tax deduction and the participant could be subject to a 20% excise tax.

PROPOSAL 3 – RATIFICATION OF AUDITORS

The Audit Committee has approved the appointment of the firm of Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation to serve as independent auditors for 2008 to examine the consolidated financial statements of the Company. Action by the shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Audit Committee and the Board of Directors in order to give the shareholders an opportunity to present their views. If the proposal is approved, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. If the proposal to ratify the appointment of Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation as the Bank’s independent auditors is rejected by the shareholders, then the Audit Committee will reconsider its choice of independent auditors. Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation has served as the independent auditor for the Company and its predecessor, the Bank, since 1989.

Audit Fees

The fees billed by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation for services rendered for fiscal years 2007 and 2006 are as follows:

	2007	2006

Audit fees (1)	$ 142,271	$ 81,264
Audit related fees (2)	18,314	18,370
Tax fees (3)	19,028	20,882
All other fees(4)	3,473	-

	$ 183,086	$ 120,516

(1)	Audit fees consisted of fees billed by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation for professional services rendered in connection with the audit of the Company’s consolidated financial statements included in the Annual Report on Form 10-K, internal controls over financial reporting under Sarbanes-Oxley section 404 in 2007 and for audits of subsidiaries in fiscal years 2007 and 2006.
(2)	Audit related fees consisted of fees billed by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation for professional services for assurance and related services that are reasonably related to the performance of audits or review of the Company’s financial statements and not reported under the heading "Audit Fees" above for fiscal years 2007 and 2006.
(3)	Tax fees consisted principally of fees billed by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation for assistance relating to tax compliance and reporting, and preparation of tax returns in fiscal years 2007 and 2006.
(4)	All other fees consisted of aggregate fees billed by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation for review of general accounting procedures, research related to stock option plans and review of regulatory reporting, including quarterly press releases and Forms 10-Q for fiscal years 2007 and 2006.

The Audit Committee’s policy is to pre-approve all audit, audit-related, and tax services and fees by the Company’s independent auditors and approve all other audit services and fees. The Audit Committee pre-approved all audit services, audit-related services and tax services performed for the Company and the Bank by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation and approved all other audit services and fees during fiscal year 2007. The audit committee has approved all fees submitted by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation during 2007 and 2006.

The Audit Committee considered whether the provision of the services other than the audit services is compatible with maintaining Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation’s independence.

Representatives of Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation will be present at the Meeting and will be afforded the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

THE BOARD RECOMMENDS RATIFICATION OF BROWN ARMSTRONG PAULDEN MCCOWN
STARBUCK & KEETER ACCOUNTANCY CORPORATION AS INDEPENDENT AUDITORS FOR 2008.

AUDIT COMMITTEE REPORT[1]

The Audit Committee is composed of three directors who are neither officers nor employees of the Company or the Bank, and who meet the independence requirements for audit committee members of NASDAQ and of the Securities and Exchange Commission. As detailed in its written charter, which is attached to this Proxy Statement as Appendix B, the Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities regarding the following: (1) the quality and integrity of the Company’s financial statements and related disclosure; (2) the performance of the independent auditors and internal audit function; (3) the independent auditor’s qualifications and independence; (4) the Company’s compliance with legal and regulatory requirements; and (5) related-party transactions.

The functions of the Audit Committee are not intended to duplicate or to certify the activities of management or the independent auditors. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of management, which has the primary responsibility for preparation and presentation of the Company’s financial statements and overall reporting process and, with the assistance of the internal auditors, for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws. The independent auditors are responsible for planning and carrying out an audit of the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and annually opining on the effectiveness of internal control over financial reporting. Except for Mr. Barbich, who is a Certified Public Accountant, the Audit Committee members are not professional accountants or auditors.

In performance of its oversight function, the Audit Committee, among other things, reviewed and discussed the audited financial statements with management and the independent auditors. Management has represented, and the independent auditor’s have confirmed, to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114,

The Auditor’s Communication with Those Charged with Governance, as currently in effect (which Statement superseded Statement on Auditing Standards No. 61, Communications with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1, Independence Discussions with the Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence, and has discussed with the auditors the auditor’s independence.

Based on the Audit Committee’s review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 to be filed with the Securities and Exchange Commission.

Audit Committee

Louis J. Barbich, Chairman	Melvin D. Atkinson	Jerry Chicca

_______________

1. The material in this report is not “soliciting material” and is not deemed filed with the SEC. It is not incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made in the past or in the future even if any of those filings contain any general incorporation language.

OTHER INFORMATION Nominating Directors

Pursuant to the Company’s bylaws, any shareholder may nominate a person for election to the Board of Directors at any meeting of shareholders called for the election of directors, provided that the nomination is received by the Chairman of the Board not less than (30) or more than sixty (60) days prior to any such meeting. Each nomination submitted in this manner must include the name and address of the nominee(s) and all other information required by the bylaws. The Chairman of the Board (or other person presiding at the meeting) may determine and declare to the meeting that a nomination not made in accordance with the foregoing procedures shall be disregarded.

Section 3.3 of the Company’s bylaws provides: “Nominations for election to the Board of Directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors, shall be made by notification in writing delivered or mailed to the Chairman of the Board of Directors not less than thirty (30) days or more than sixty (60) days prior to any meeting of shareholders called for election of directors, provided, however, that if less than twenty-one (21) days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the Chairman of the Board of Directors not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Such notification shall contain the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons, in making such nomination or in organizing, directing, or financing such nomination or solicitation of proxies to vote for the nominee: (a) the name, age, residence address, and business address of each proposed nominee and each such person and the date as of which such nominee commenced residency at such residence address; (b) the principal occupation or employment, the name, type of business, and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person; (c) if the proposed nominee is an attorney, a statement as to whether or not either he or she or any firm with whom he or she has a relationship as partner, associate, of counsel, employee, or otherwise, acts as legal counsel for any banking corporation, affiliate or subsidiary thereof, or bank holding company, industrial loan company, savings bank or association, or finance company; (d) a statement as to each proposed nominee a statement as to each such person stating whether the nominee or person concerned has been a participant in any proxy contest within the past ten years, and, if so, the statement shall indicate the principals involved, the subject matter of the contest, the outcome thereof, and the relationship of the nominee or person to the principals; (e) the amount of stock of the corporation owned beneficially, directly, or indirectly, by each proposed nominee or by members of his or her family residing with him or her and the names of the registered owners thereof; (f) the amount of stock of the corporation owned of record but not beneficially by each proposed nominee or by members of his or her family residing with him or her, and by each such person or by members of his or her family residing with him or her, and the names of the beneficial owners thereof; (g) if any shares specified in “(e)” or “(f)” above were acquired in the last two (2) years, a statement of the dates of acquisition and amounts acquired on each date; (h) a statement showing the extent of any borrowings to purchase shares of the corporation specified in “(e)” and “(f)” above acquired within the preceding two years, and if funds were borrowed otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, the material provisions of such borrowings and the names of the lenders; (i) the details of any contract, arrangement, or understanding relating to the securities of the corporation, to which each proposed nominee or to which each person is a party, such as joint venture or option arrangements, puts or calls, guaranties against loss, or guaranties of profit, or arrangements as to the division of losses or profits, or with respect to the giving or withholding of proxies, and the name or names of the persons with whom such contracts, arrangements, or understandings exist; (j) the details of any contract, arrangement, or understanding to which each proposed nominee or to which such person is a party with any other banking corporation, affiliate, or subsidiary thereof, or bank holding company, industrial loan company, savings bank or association, or finance company, or with any officer, director, employee, agent, nominee, attorney, or other representative thereof; (k) a description of any arrangement or understanding of each proposed nominee and of each such person with any person regarding future employment or with respect to any future transaction to which the corporation will or may be a party; (l) a statement as to each proposed nominee and a statement as to each such person as to whether or not the nominee or person concerned will bear any part of the expense incurred in any proxy solicitation, and if so, the amount thereof; (m) a statement as to each proposed nominee and a statement as to each such person describing any conviction for a felony that occurred during the preceding ten years involving the unlawful possession, conversion, or appropriation of money or other property, or the payment of taxes; (n) the total number of shares that will be voted for each proposed nominee; (o) the amount of stock, if any, owned, directly or indirectly, by each proposed nominee or by members of his or her family residing with him or her, in any banking corporation, affiliate or subsidiary thereof, or bank holding company, industrial loan company, savings bank or association, or finance company, other than this corporation; and (p) the identity of any other banking corporation, affiliate or subsidiary thereof, or bank holding company or industrial loan company, savings bank or association, or finance company as to which such nominee or any other such person serves as a director, officer, employee, agent, consultant, advisor, nominee, or attorney, together with a description of such relationship.”

The Chairman of the Board of Directors (or such other person presiding at the Meeting in accordance with the bylaws) may, in his or her discretion, determine and declare to the Meeting that a nomination not made in accordance with the foregoing procedure shall be disregarded.

Shareholder Proposal Guidelines

To be considered for inclusion in the Company’s Proxy Statement and on the proxy card for next year’s Annual Meeting, shareholder proposals must be delivered to the Corporate Secretary of the Company, 1000 Truxtun Avenue, Bakersfield, California 93301, no later than 5:00 p.m. PDT on December 12, 2008. However, if the date of next year’s Annual Meeting is changed by more than 30 days from the date of this year’s Meeting, the notice must be received by the Corporate Secretary a reasonable time before we begin to print and mail our Proxy Statement. All such proposals must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. In order for business, other than a shareholder proposal submitted for inclusion in the Company's Proxy Statement, to be properly brought before next year’s Annual Meeting by a shareholder, it must be received by the Corporate Secretary at the Company’s principal executive office not less than 60 days nor more than 90 days prior to the first anniversary date of the preceding year’s annual meeting. However, if the date of next year's annual meeting is advanced by more than 20 days or delayed by more than 60 days from such anniversary date, notice by the shareholder must be delivered or mailed and received not earlier than 90 days prior to such annual meeting and not later than the close of business on the later of the 60 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The Company reserves the right to reject, rule out of order, or to take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Shareholder Communication to the Board of Directors

The Board encourages that written communication from shareholders be sent to: Corporate Secretary, San Joaquin Bancorp, 1000 Truxtun Avenue, Bakersfield, CA 93301, (661) 281-0360. You should include your name and address in the written communication and indicate whether you are a shareholder. All communication will be reviewed and processed by the Corporate Secretary. Correspondence requesting corporate information or asking questions that can more efficiently be addressed by management or a particular department will be forwarded to the appropriate manager or department for response. However, shareholder communication regarding employee fraud, financial reporting issues, internal control/risk issues, corporate governance/oversight issues or other matters appropriately handled by the Board will be forwarded to the Board, a Committee of the Board, or appropriate Board member. The Corporate Secretary may summarize lengthy, repetitive or duplicative communications.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s common stock to file with the Securities Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, and based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements were complied with by the Company’s officers, directors and 10% shareholders except as noted below.

Louis J. Barbich failed to timely file a report required by Section 16(a) with respect to one transaction which was reported in a Form 4 filed on 2/20/07.

Louis J. Barbich failed to timely file a report required by Section 16(a) with respect to three transactions which was reported in a Form 4 filed on 9/21/07.

Other Matters

Management and the Board of Directors of the Company do not know of any matters to be presented at the Meeting other than those specifically referred to herein. If any other matters should properly come before the Meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy intend to vote thereon in accordance with their best business judgment.

The cost of the solicitation of proxies in the accompanying form will be borne by the Company. The Company will reimburse banks, brokers and others holding stock in their names or names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such stock.

BY ORDER OF THE BOARD OF DIRECTORS

Bruce Maclin Chairman of the Board and Chief Executive Officer Dated: April 10, 2008	Bart Hill President

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

The Board will maintain at least a majority of independent members. The Board will include the Chief Executive Officer and President and may elect or nominate other members of management as directors. Under SEC rules, the Board must affirmatively determine that a director is independent by adopting the definition of independence of a national securities exchange or of an inter-dealer quotation system which has requirements that a majority of the board of directors be independent, and state which definition is used. The Board has selected the definition of independence of the NASDAQ and will apply the NASDAQ’s criteria in determining which of its members (including members of committees of the Board) is independent. For purposes of assisting the Board in making this determination, the Board will consider all transactions, relationships, or arrangements of which it is aware between or involving the Company and any subsidiary and the director or any nominee. The Board may conclude that a director or nominee is independent even when certain business or tax-exempt organization relationships are present so long as the relationships are not material relationships that would impair a director’s independence or otherwise would not be permissible under NASDAQ criteria. Directors are requested to inform the Chairman of the Board before serving as an officer, general partner, managing member or director of an outside for-profit enterprise so that the opportunity can be reviewed for any possible conflicts of interest and help assure that the new demands on a director will not detract from the director’s ability to act independently.

A-1

APPENDIX B

     SAN JOAQUIN BANCORP
AUDIT COMMITTEE CHARTER
Amended and Restated by the Board of Directors: February 27, 2008

STATEMENT OF POLICY

The Audit Committee (the “Committee”) is established by the Board of Directors of San Joaquin Bancorp (“Corporation”). The primary responsibility of the Committee is to oversee the Corporation’s accounting and financial reporting processes and audits of the financial statements on behalf of the Board of Directors and report the results of its activities to the Board of Directors. It is not the duty of the Committee to plan or conduct audits, to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles or to assure compliance with laws. These are the responsibilities of management, the internal auditor and the external auditor. In adopting this Charter, the Board of Directors acknowledges that the Committee members are not employees of the Corporation and are not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the external auditor’s work or auditing standards. Each member of the Committee is entitled to rely on the integrity of those persons and organizations within and outside the Corporation that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

The Committee is responsible for assisting the Board’s oversight of (1) the quality and integrity of the Corporation’s financial statements and related disclosure, (2) the performance of the external auditors and internal audit function, (3) the external auditor’s qualifications and independence, (4) the Corporation’s legal and regulatory compliance and (5) related-party transactions.

MEMBERSHIP AND PROCEDURES

Committee Authority

The external auditor and the internal auditor shall report directly to the Committee. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel, internal auditor or external auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage, at the Company’s expense, outside auditors for special audits, reviews and other procedures and to retain outside or special counsel and other experts or consultants, without prior permission of the Company’s Board of Directors or its management.

Membership and Appointment

The Committee shall comprise not fewer than three members of the Board of Directors, as shall be appointed from time to time by the Board of Directors, in accordance with the bylaws of the Company.

Chairperson

A chairperson of the Committee (the “Chairperson”) shall be designated by the Board of Directors and must be independent as defined by Nasdaq. The Chairperson has the authority to prepare and/or approve an agenda in advance of any meeting.

Qualifications

Each member of the Committee shall meet all applicable independence, financial literacy and other requirements of the Nasdaq Stock Market (Nasdaq) and Securities and Exchange Commission (SEC). The Board of Directors shall endeavor to appoint at least one member to the Committee who is an audit committee “financial expert” as defined by the Nasdaq and SEC. At least annually, the Board of Directors shall determine whether all existing and potential Committee members are independent under Nasdaq and SEC requirements..

Meetings and Evaluations

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Chair of the Committee shall develop and set the Committee’s agenda in consultation with other members of the Committee, the Board and management. From time to time, to the extent the Committee so determines, it may make recommendations to the Board of Directors for changes or modifications to the Audit Committee Charter.

Internal Audit Function

For purposes of this Committee Charter, the terms “internal audit,” “internal auditor” and “internal audit function” may refer to an individual or individuals who are employed by the Corporation in the capacity of Internal Auditor(s), or if the Corporation’s Board of Directors or the Committee elects to outsource the internal audit function, these terms may refer to, as appropriate, an outside, independent audit firm that provides internal audit services.

RESPONSIBILITIES AND PROCESSES

The following shall be the principal recurring responsibilities and processes of the Committee in carrying out its oversight functions with the understanding that the Committee may alter or supplement them as appropriate, under the circumstances, to the extent permitted by applicable law or listing standard.

External Auditor’s Qualifications and Independence

     1. The Committee shall be directly responsible for the appointment, retention, evaluation, compensation, oversight and replacement of the external auditor employed by the Corporation (including resolution of disagreements between management and the external auditor) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation.

     2. The Committee shall have the sole authority to pre-approve all audit and permissible non-audit services provided to the Corporation by the external auditor, except where pre-approval of audit or non-audit services is not required by applicable SEC rules. The Committee may delegate to one or more designated member of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its scheduled meetings.

     3. Annually, the Committee shall recommend to the Board of Directors the selection of the Corporation’s external auditor, subject to shareholder ratification of the selection, if such ratification is required or sought. Additionally, the Committee should:

          (a) obtain and review with the lead audit partner of the external auditor, annually or more frequently as the Committee considers appropriate, a report by the external auditor describing: its internal quality-control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the external auditor or any inquiry, review or investigation by governmental, professional or other regulatory authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditor and any steps taken to deal with those issues; and

          (b) ensure that the external auditor submits annually a formal written statement (consistent with Independence Standards Board Standard No. 1, as modified or supplemented) delineating all relationships between the external auditor and the Corporation. The Committee is responsible for engaging in a dialogue with the external auditor with respect to such disclosed relationships and any services or other factors that may impact the objectivity and independence of the external auditor. The Committee shall present its conclusions to the Board of Directors with respect to the external auditor’s independence. In addition to assuring the regular rotation of the lead audit partner as required by law, the Committee shall consider whether, in order to assure continuing auditor independence, there should be regular rotation of the firm.

     4. The Committee shall discuss with the external auditor their report of all critical accounting policies and practices to be used in the audit and meet with the external auditor and internal auditors prior to the audit the overall scope and plans for the audit examinations including staffing, locations, reliance upon management and general audit approach.

Financial Statements and Related Disclosures

     5. The Committee shall discuss with management, the internal auditor and the external auditor the integrity of the Corporation’s financial reporting processes and controls including the adequacy and effectiveness of the accounting and financial records and system for monitoring and managing business risk and legal compliance programs. Further, the Committee shall meet separately with the internal auditors and the external auditor, with and without management present, to discuss the results of their examinations and any problems or disagreements with management and management’s response.

     6. The Committee shall review and discuss with management, the internal auditor and the external auditor the Corporation’s interim financial results to be included in the Corporation’s quarterly reports filed with the Federal Reserve Bank and the Securities and Exchange Commission and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as it may be modified or supplemented (“SAS No. 61”).

     7. In connection with regulatory examinations, the Committee shall review and evaluate the examination results relating to financial reporting and when it determines it is appropriate, make recommendations to the Board of Directors regarding the financial reporting of the Corporation in any area criticized by the state or federal bank regulatory agencies.

     8. The Committee shall review with management, the internal auditor and the external auditor the financial statements to be included in the Corporation’s Form 10-K (or the annual report if distributed prior to filing of Form 10-K), as well as the auditor’s judgment about the quality, not just acceptability, of the Corporation’s accounting principles as applied in its financial reporting. The review shall also include a discussion of the reasonableness of the judgments and estimates made in the preparation of the financial statements that may be viewed as critical, as well as the clarity of financial statement disclosures. In addition, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the external auditor under generally accepted auditing standards, including the matters required to be discussed by SAS No. 61.

     9. Based on its review and discussions of items 3(b) and 8, the Committee shall recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K).

     10. The Committee shall review disclosures made to the Committee by the Corporation’s management during their certification process for the Corporation’s Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

     11. The Committee, as a whole, or through the Chairperson, shall review the impact on the financial statements of significant events, transactions or changes in accounting principles or estimates that potentially affect the quality of the financial reporting with management, the internal auditor and the external auditor prior to the filing of the Corporation’s Reports on Form 10-Q or 10-K, or as soon as practicable if the communications cannot be made prior to its filings.

     12. The Committee shall discuss the results of the audit with the external auditor prior to release of the year-end earnings and generally discuss earnings press releases as well as financial information and earnings guidance provided to financial analysts and rating agencies.

Performance of Internal Audit Function

     13. The Committee shall review with management, the internal auditor and the external auditor the quality, adequacy and effectiveness of the Corporation’s internal controls and any significant deficiencies or material weaknesses in internal controls. Annually, the Committee shall review with management the budget and staffing required for the annual audit plan to be implemented by the internal audit function, the risk assessment methodology to be used and the adequacy of the resources to perform the internal audit function.

     14. The Committee shall review the performance, appointment and replacement of the internal auditor (and any outside firms selected by the Committee to support the internal audit function). Additionally, the Committee shall review changes in plan, activities, organizational structure and qualifications of the internal audit firm, as needed, and consider significant reports prepared by the internal audit function together with management’s response and follow-up to these reports.

Compliance with Legal and Regulatory Requirements

     15. The Committee shall establish procedures for:

          (a) The receipt, retention, investigation and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, auditing matters (including those regarding the circumvention or attempted circumvention of internal accounting controls or that would otherwise constitute a violation of the Corporation’s accounting policies) or potential violations of law or policies of the Corporation;

          (b) The confidential, anonymous submission by the Corporation’s employees of concerns regarding accounting or auditing matters or violations of law or policies of the Corporation including reports of retaliation against employees who make allegations or reports related to accounting, ethical conduct or legal or regulatory matters; and

          (c) Hiring of employees and former employees of the external auditor.

Related-Party Transactions

     16. The Committee shall:

          (a) Review and approve policies and procedures with respect to proposed transactions between the Corporation and related parties; and

          (b) Review and approve (including by ratification, if applicable) all related party transactions required to be disclosed by Item 404 of Regulation S-K, other applicable SEC rules or policies of the Corporation except for those related party transactions which have been reviewed and approved by another independent committee of the Board.

         In the discretion of the Committee, responsibilities of the Committee created by the procedures in the above item may be delegated to the Chair of the Committee except with respect to approval of related party transactions required to be disclosed by Item 404 of Regulation S-K in subsection (b) above.

REPORTS

     1. The Committee shall prepare or cause the preparation of the report required by the rules of the Securities and Exchange Commission for inclusion in the Corporation’s annual proxy statement.

     2. The Committee shall maintain minutes of its meetings and regularly report its activities to the Board of Directors.

AMENDMENT

This Charter and any provision contained herein may be amended or repealed by a majority of the Board of Directors.

APPENDIX C

SAN JOAQUIN BANCORP 2008 STOCK INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the Plan is the San Joaquin Bancorp 2008 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the employees, directors and Consultants (as defined below) of San Joaquin Bancorp, a California corporation (the “Company”), and its Affiliates (as defined below), upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with and further the interests of the Company.

The following terms shall be defined as set forth below: “Act” means the Securities Act of 1933, as amended.

“Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, directly or indirectly.

“Award” or “Awards” shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, and Unrestricted Stock Awards, or any combination of the foregoing.

“Board” means the Board of Directors of the Company or its successor entity.

“Cause” shall have the same meaning with respect to a Grantee as “Cause” may be defined under any equity award, employment, consulting, service, non-competition or other similar agreement between the Grantee and the Company, provided, however, in the absence of any such agreement or “Cause” definition applicable to the Grantee, “Cause” shall mean: (i) any act or omission by the Grantee which would reasonably be likely to have a material adverse effect on the business of the Company or any of its Affiliates, as the case may be (but excluding any omission due to the Grantee’s death or Disability); (ii) the Grantee’s conviction (including any pleas of guilty or nolo contendere) of any crime (other than ordinary traffic violations) which impairs the Grantee’s ability to perform his or her duties; (iii) any material misconduct or willful and deliberate non-performance of duties by the Grantee in connection with the business or affairs of the Company or any of its Affiliates, as the case may be; (iv) the Grantee’s theft, dishonesty or falsification of the Company’s or an Affiliate’s documents or records; or (v) the Grantee’s improper use or disclosure of the Company’s or an Affiliate’s confidential or proprietary information.

“Code” means the Internal Revenue Code of 1986, as amended. “Committee” has the meaning specified in Section 2.

“Common Stock” means the common stock, no par value, of the Company, subject to adjustment pursuant to Section 3(b).

“Company” has the meaning specified in the first paragraph of Section 1.

“Consultant” means a person engaged to provide consulting, advisory, or other services (other than as an employee or director) to the Company or an Affiliate, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Act.

“Disability” has the meaning specified in Section 22(e)(3) of the Code. “Effective Date” has the meaning specified in Section 13.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of the Common Stock means: (i) if the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the last trading day immediately preceding the applicable date; (ii) if the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the day referred to in clause (i), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the applicable date, or if the applicable date is not a trading day, the last trading day on which Common Stock was traded immediately preceding the applicable date; and (iii) if the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Board, in good faith, shall determine (but in any event not less than fair market value within the meaning of Section 409A of the Code, and any regulations and other guidance thereunder). For purposes of this definition, when determining the Fair Market Value for the grant of an Award, “applicable date” means the date of grant of the Award.

“Grantee” means a person who receives or holds an Award under the Plan.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422(b) of the Code.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

“Non-Qualified Stock Option” means any Stock Option that is not designated as an Incentive Stock Option or which does not qualify as an Incentive Stock Option.

“Option” or “Stock Option” means any right to purchase shares of Common Stock granted pursuant to Section 5.

“Option Agreement” means a written agreement between the Company and a Grantee setting forth the terms, conditions and restrictions of an Option granted to the Grantee and any shares of Common Stock acquired upon the exercise thereof. An Option Agreement may consist of a “Notice of Grant of Stock Option,” or such other form or forms as the Committee may approve from time to time.

“Option Shares” shares of Common Stock which are issuable upon exercise of a Stock Option. “Plan” has the meaning specified in the first paragraph of Section 1.

“Restricted Stock” has the meaning specified in Section 6(a).

“Restricted Stock Agreement” means a written agreement between the Company and a Grantee setting forth the terms, conditions and restrictions of a Restricted Stock Award granted to the Grantee.

“Restricted Stock Award” means any Award of Restricted Stock hereunder.

“Service Relationship” means a Grantee’s employment or service with the Company or an Affiliate, whether in the capacity of an employee, director or a Consultant. Unless otherwise determined by the Committee, a Grantee’s Service Relationship shall not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders service to the Company (or an Affiliate) or a transfer between locations of the Company (or an Affiliate) or a transfer between the Company and any Affiliate, provided that there is no interruption or other termination of the Service Relationship. Subject to the foregoing and Section 9 below, the Company, in its discretion, shall determine whether the Grantee’s Service Relationship has terminated and the effective date of such termination.

“Transaction” has the meaning specified in Section 3(c).

“Unrestricted Stock” has the meaning specified in Section 7(a).

“Unrestricted Stock Award” means any Award of Unrestricted Stock hereunder.

“10% Owner Optionee” means an individual who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE POWERS

     (a) Administration of Plan. The Plan shall be administered by the Board, or at the discretion of the Board, by a committee of the Board consisting of not less than two (2) directors (the “Committee”); provided, however, that if any member of the Committee is not a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) of the Exchange Act, then any Awards granted to individuals subject to the reporting requirements of Section 16 of the Exchange Act shall be approved by the Board. Notwithstanding the foregoing, to the extent applicable, Awards granted to “covered employees” which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m) of the Code shall be approved by a Committee composed solely of two or more “outside directors” (each within the meaning of Section 162(m) of the Code). All references herein to the Committee shall be deemed to refer to the entity then responsible for administration of the Plan at the relevant time (i.e., either the Board or a committee of the Board, as applicable).

     (b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

     (i) to select the employees, directors and Consultants of the Company and its Affiliates to whom Awards may from time to time be granted;

     (ii) to determine the time or times of grant, and the type of Award to be granted which shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, and Unrestricted Stock Awards, or any combination of the forgoing, granted to any one or more Grantees;

     (iii) to determine the number of shares of Common Stock to be covered by any Award;

     (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Grantees, and to approve the form of written instruments evidencing the Awards;

     (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration;

     (vi) to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

     (vii) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

     (viii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Common Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Grantee and whether and to what extent the Company shall pay or credit dividends or deemed dividends on such deferrals; and

     (ix) at any time to adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company, its Affiliates, the Company’s stockholders and Grantees.

     (c) Delegation of Authority to Grant Awards. The Committee, in its discretion, may delegate to the

Chief Executive Officer and/or the Chief Financial Officer of the Company all or part of the Committee’s authority and duties with respect to the granting of Awards at Fair Market Value to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

     (a) Stock Issuable. The maximum aggregate number of shares of Common Stock reserved and available for issuance under the Plan shall be 500,000 shares of Common Stock. All such shares of Common Stock available for issuance under the Plan shall be available for issuance as Incentive Stock Options. The foregoing share numbers are subject to adjustment as provided in Section 3(b). For purposes of this Section 3(a), the shares of Common Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Common Stock available for issuance under the Plan. The shares available for issuance under the Plan may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company and held in its treasury. The maximum number of shares of Common Stock (constituting or underlying any Awards) that may be awarded to any one Grantee during any calendar year shall not exceed 50,000.

     To the extent required by Section 260.140.45 of Title 10 of the California Code of Regulations, the total number of shares of Common Stock issuable upon exercise of all outstanding Options and the total number of shares reserved and available for issuance under any stock bonus or similar plan or agreement of the Company shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the securities of the Company that are outstanding at the time the calculation is made.

     (b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of the assets of the Company, the outstanding shares of Common Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price per share for each outstanding Restricted Stock Award, and (iv) the exercise price of any Stock Option. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Common Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may either make a cash payment in lieu of fractional shares or round any resulting fractional share down to the nearest whole number.

     To the extent that the Committee, in its sole discretion, determines it is necessary in order to avoid distortion in the operation of the Plan, the Committee shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, and certain acquisitions or dispositions of stock or property or other similar events, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the Grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

     (c) Mergers and Other Transactions. Upon the effectiveness of (i) a merger, reorganization or consolidation between the Company and another person or entity (other than a holding company or an Affiliate of the Company) as a result of which the holders of the Company’s outstanding voting stock immediately prior to the transaction hold less than a majority of the outstanding voting stock of the surviving entity immediately after the transaction, or (ii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity (in each case, a “Transaction”), unless provision is made in connection with the Transaction for the assumption of all outstanding Awards, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided in Section 3(b) above, this Plan and all outstanding Awards granted hereunder, except with respect to specific Awards as the Committee otherwise determines, shall terminate. In the event of such termination, each Grantee shall be permitted to exercise within a certain number of days (as established by the Committee in its sole discretion) prior to the anticipated effective date of the Transaction all outstanding Awards held by such Grantee which are then vested and exercisable; provided, however, that the Grantee may, but will not be required to, condition such exercise upon the effectiveness of the Transaction.

     (d) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, any outstanding Awards issued under the Plan shall be terminated if not exercised prior to such event.

     (e) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors or consultants of another company in connection with a merger or consolidation of such company with the Company (or any Affiliate of the Company) or the acquisition by the Company (or any Affiliate of the Company) of property or stock of such company. In connection with any such merger, consolidation or acquisition, the Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a) above.

SECTION 4. ELIGIBILITY

     Awards may be granted to employees, directors and Consultants (including prospective employees, directors and Consultants to whom Awards are granted in connection with written offers of employment or other Service Relationship with the Company or any of its Affiliates) of the Company and/or its Affiliates who are responsible for, or contribute to, the management, growth or profitability of the Company and/or its Affiliates as are selected from time to time by the Committee in its sole discretion.

SECTION 5. STOCK OPTIONS

     Any Stock Option granted under the Plan shall be pursuant to an Option Agreement which shall be in such form as the Committee may from time to time approve. Option Agreements need not be identical.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Affiliate, provided, however, that, an Incentive Stock Option may be granted to a prospective employee upon the condition that such person becomes an employee and such grant shall be deemed granted effective on the date that such person commences service with the Company or an Affiliate, with an exercise price determined as of such date in accordance with Section 5(a)(i) below. Non-Qualified Stock Options may be granted to employees, directors, and Consultants of the Company or its Affiliates. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

     No Stock Option shall be granted under the Plan after the date which is ten (10) years from the date the Plan is approved by the Board.

     (a) Terms of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     (i) Exercise Price. The exercise price per share for the Common Stock covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value on the grant date in the case of Incentive Stock Options. If an Incentive Stock Option is granted to a 10% Owner Optionee, the exercise price per share for the Common Stock covered by such Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value on the grant date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than the minimum exercise price per share set forth above if the Incentive Stock Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under Section 424(a) of the Code.

     (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted. If an Incentive Stock Option is granted to a 10% Owner Optionee, the term of such Stock Option shall be no more than five (5) years from the grant date.

     (iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option. In addition, the following provisions shall apply to each Option, unless otherwise provided in an applicable Option Agreement:

           (A) No portion of an Option may be exercised until such portion shall have vested.

           (B) An Option shall be exercisable on and after the initial vesting date (as designated in the Option Agreement) and prior to the termination of the Option as provided herein, in an amount not to exceed the aggregate number of vested Option Shares (as determined in the Option Agreement) less the number of shares previously acquired upon exercise of such Option. Subject to Section 3(b), in no event shall an Option be exercisable for more than the total number of Option Shares underlying the Option.

           (C) In the event that the Grantee’s Service Relationship terminates, an Option may thereafter be exercised, to the extent it was vested and exercisable on the date of such termination, until the date specified in Section 5(a)(iii)(D) below. Any portion of an Option that is not exercisable on the date of termination of the Service Relationship shall immediately expire and be null and void.

           (D) Once any portion of an Option becomes vested and exercisable, it shall continue to be exercisable by the Grantee or his or her representatives and legatees as contemplated herein at any time or times prior to the earliest of (1) the date which is (a) twelve (12) months following the date on which the Grantee’s Service Relationship terminates due to death or Disability or (b) three (3) months following the date on which the Grantee’s Service Relationship terminates if the termination is due to any other reason, or (2) the expiration date set forth in the Option Agreement; provided, however, that notwithstanding the foregoing, if the Grantee’s Service Relationship is terminated for Cause, the Option shall terminate immediately and be null and void upon the date of the Grantee’s termination and shall not thereafter be exercisable.

           (E) A Grantee shall have no rights of a stockholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, expect as provided in Section 3(b).

     (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased. Payment of the exercise price may be made by one or more of the following methods unless otherwise provided in the applicable Option Agreement:

           (A) in cash, by certified or bank check, or other instrument acceptable to the

Committee in U.S. funds payable to the order of the Company in an amount equal to the exercise price of such Option Shares;

           (B) by the Grantee delivering to the Company a promissory note in a form approved by the Committee, if the Committee has expressly authorized the loan of funds to the Grantee for the purpose of enabling or assisting the Grantee to effect the exercise of his or her Stock Option;

           (C) if permitted by the Committee, (I) by having the Company withhold from the

Option Shares a number of shares having a Fair Market Value equal to the aggregate purchase price of the Option Shares, or (II) through the delivery of shares of Common Stock that are held by the Grantee and are not subject to restrictions under any plan of the Company;

           (D) if permitted by the Committee, by the Grantee delivering to the Company a properly executed Exercise Notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Grantee chooses such payment procedure, the Grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

           (E) a combination of the payment methods set forth in clauses (A), (B), (C) or (D) above, if applicable.

     Payment instruments will be received subject to collection. No Option Shares so purchased will be issued to the Grantee until the Company has completed all steps required by law to be taken in connection with the issuance and sale of the shares, including, without limitation, obtaining from Grantee payment or provision for all withholding taxes due as a result of the exercise of the Stock Option. The delivery of shares of Common Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Grantee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full exercise price therefor.

     (b) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all option plans of the Company and its Affiliates) exceeds $100,000, such Incentive Stock Options shall constitute Non-Qualified Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. If pursuant to the above, an Incentive Stock Option is treated as an Incentive Stock Option in part and a Non-Qualified Stock Option in part, the Grantee may designate at the time of exercise which portion shall be deemed to be exercised, and in the absence of such express designation in writing, the portion of the Option treated as an Incentive Stock Option shall be deemed to be exercised first.

     (c) Non-transferability of Options. No Stock Option shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the Grantee’s lifetime, only by the Grantee, or by the Grantee’s legal representative or guardian in the event of the Grantee’s incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Option Agreement regarding a given Option that the Grantee may transfer, without consideration for the transfer, his or her Non-Qualified Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, or to limited liability companies in which such family members are the only members, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option Agreement.

     (d) Repurchase Rights. Shares of Common Stock issued pursuant to Options may be subject to one or more repurchase options or other conditions and restrictions as determined by the Committee and set forth in the applicable Option Agreement. The Company shall have the right to assign to any person at any time any repurchase right it may have, whether or not such right is then exercisable. To the extent required, any repurchase rights shall comply with Section 260.140.8 of Title 10 of the California Code of Regulations.

     (e) Non-Employee Director Annual Stock Option Grant. Each then-current Non-Employee Director shall be automatically granted a Non-Qualified Stock Option to purchase 1,000 shares of Common Stock (subject to adjustment under Section 3(b)) upon the conclusion of each regular annual meeting of the Company’s stockholders. Each Non-Qualified Stock Option granted pursuant to this Section 5(e) shall vest and become exercisable at the rate of twenty percent (20%) of the total underlying shares of such Option on each of the first five (5) anniversaries of the date the Option is granted, provided, however, that notwithstanding the foregoing, if (i) the Non-Employee Director’s Service Relationship is terminated for any reason other than Cause, or due to the Non-Employee Director’s death or Disability, (ii) the Non-Employee Director has had a Service Relationship that has lasted for at least ten (10) years as of the date of termination, and (iii) the Non-Employee Director is at least eighty (80) years old as of the date of termination, then all Options held by such Non-Employee Director (or his or her permitted transferee) shall immediately vest in full and become exercisable on the date the Non-Employee Director’s Service Relationship is terminated. Each such Non-Qualified Stock Option shall terminate on the earlier of (i) the tenth (10th) anniversary of the date of grant, or (ii) three (3) months following the date on which the Non-Employee Director’s Service Relationship terminates; provided, however, that notwithstanding the foregoing, if the Non-Employee Director’s Service Relationship is terminated for Cause, the Option shall terminate immediately and be null and void upon the date of the Non-Employee Director’s termination and shall not thereafter be exercisable.

SECTION 6. RESTRICTED STOCK AWARDS

     (a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award pursuant to which the Company may, in its sole discretion, grant or sell, at such purchase price as determined by the Committee, in its sole discretion, shares of Common Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), and any purchase price shall be payable in cash or, if permitted by the Committee at the time of grant of such Award, by promissory note, in a form approved by the Committee. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the Grantee executing a Restricted Stock Agreement. The terms and conditions of each such Restricted Stock Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Grantees.

     (b) Rights as a Stockholder. Upon execution of the Restricted Stock Agreement and payment of any applicable purchase price, a Grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Agreement. Unless the Committee shall otherwise determine, certificates (if any) evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the Grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

     (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Agreement. Shares of Common Stock issued pursuant to a Restricted Stock Award may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Committee and set forth in the applicable Restricted Stock Agreement. The Company shall have the right to assign to any person at any time any repurchase right it may have, whether or not such right is then exercisable.

     (d) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the Restricted Stock Agreement. To the extent required, any repurchase rights shall comply with Section 260.140.8 of Title 10 of the California Code of Regulations.

     (e) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7. UNRESTRICTED STOCK AWARDS

     (a) Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant or sell, at such purchase price determined by the Committee, an Unrestricted Stock Award to any Grantee, pursuant to which such Grantee may receive shares of Common Stock free of any vesting restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

     (b) Elections to Receive Unrestricted Stock in Lieu of Compensation. Upon the request of a Grantee and with the consent of the Committee, such Grantee may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such Grantee in the form of shares of Unrestricted Stock either currently or on a deferred basis.

     (c) Restrictions on Transfers. The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8. TAX WITHHOLDING

     (a) Payment by Grantee. Each Grantee shall, no later than the date as of which the value of an Award or of any Common Stock or other amounts received thereunder first becomes includable in the gross income of the Grantee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, foreign, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee.

     (b) Payment in Stock. Subject to approval by the Committee, a Grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Fair Market Value of any shares of Common Stock withheld or tendered to satisfy any such tax withholding obligation shall not exceed the amount determined by the applicable minimum statutory withholding rates.

SECTION 9. LEAVE OF ABSENCE

For purposes of the Plan, the following events shall not be deemed a termination of the Service Relationship:

     (a) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave, the Grantee’s Service Relationship shall be deemed to have terminated unless the Grantee’s right to return to service is guaranteed either by a statute or by contract; and

     (b) notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as service for purposes of determining vesting under the Grantee’s Option Agreement or Restricted Stock Agreement.

SECTION 10. AMENDMENTS AND TERMINATION

     The Board may, at any time, amend or terminate the Plan or any outstanding Award, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent unless (i) required to ensure that a Stock Option is treated as an Incentive Stock Option or (ii) to comply with applicable law. Except as herein provided, no such action of the Board, unless taken with the approval of the stockholders of the Company, may: (a) increase the maximum aggregate number of shares of Common Stock for which Awards granted under this Plan may be issued (except by operation of Section 3(b)); (b) amend the Plan in any other manner which the Board, in its discretion, determines would require approval of the stockholders under any applicable law, rule or regulation to become effective even though such stockholder approval is not expressly required by this Plan; or (c) alter the class of employees eligible to receive Incentive Stock Options under the Plan. No termination or amendment of the Plan shall affect any outstanding Award unless as expressly provided for hereunder or as determined by the Board. Nothing in this Section 10 shall limit the Board’s or the Committee’s authority to take any action permitted pursuant to Section 3(c). The Plan shall continue in effect until the earliest of: (i) ten (10) years after the Effective Date, (ii) its termination by the Board, or (iii) the date on which all of the shares of Common Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan, the Option Agreements and Restricted Stock Agreements have lapsed.

SECTION 11. STATUS OF PLAN

     With respect to the portion of any Award that has not been exercised and any payments in cash, Common Stock or other consideration not received by a Grantee, a Grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Common Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 12. GENERAL PROVISIONS

     (a) No Distribution; Compliance with Legal Requirements. The grant of Awards and the issuance of shares of Common Stock upon exercise of Awards shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Awards may not be exercised if the issuance of shares of Common Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, no Award may be exercised unless: (i) a registration statement under the Act shall at the time of exercise of the Award be in effect with respect to the shares of Common Stock issuable upon exercise of the Award, or (ii) in the opinion of legal counsel to the Company, the shares of Common Stock issuable upon exercise of the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Award, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

     (b) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Committee from adopting other or additional compensation arrangements, including trusts, and such arrangements as may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any Grantee any right to continued employment or service with the Company or any Affiliate of the Company or interfere in any way with the right of the Company or its Affiliates to terminate the Grantee’s employment or service at any time.

     (c) “Market Stand-Off” Agreement. In connection with any public offering by the Company of its Common Stock, a Grantee, if requested in good faith by the Company and the managing underwriter of the Company’s securities, shall not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any securities of the Company held by him (except for any securities sold pursuant to such registration statement) or enter into any Hedging Transaction (as defined below) relating to any securities of the Company for a period determined by the managing underwriter. For these purposes, “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Company’s Common Stock.

     (d) Trading Policy Restrictions. Sale of Common Stock received pursuant to this Plan or upon exercise of an Award under the Plan shall be subject to any insider-trading-policy-related restrictions of the Company, and any other terms and conditions as may be established by the Committee from time to time.

     (e) Conflict with Agreement. In the event of a conflict between the terms and provisions of this Plan and the terms and provisions of any Restricted Stock Agreement, Option Agreement or other award agreement, the terms and provisions of this Plan shall govern.

     (f) Financial Statements. To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to all persons to whom an Award is granted pursuant to the Plan or to all persons who otherwise hold an outstanding Option or other Award under the Plan at least annually. This subsection (f) shall not apply to key persons whose duties in connection with the Company and its Affiliates assure them access to equivalent information.

SECTION 13. EFFECTIVE DATE OF PLAN

     The Plan is effective on May 20, 2008 (the “Effective Date”), which is the effective date specified by the Board when it adopted the Plan, subject to approval by the stockholders of the Company in the manner and within the time required under (i) Section 422(b) of the Code, and (ii) Section 260.140.41(g) of Title 10 of the California Code of Regulations. Any increase in the maximum aggregate number of shares of Common Stock issuable under the Plan pursuant to Section 3(a) shall be approved by stockholders of the Company within twelve (12) months of approval of such increase by the Board in accordance with applicable law. Subject to such approvals by the stockholders and to the requirement that no shares of Common Stock may be issued hereunder prior to such approval, Awards may be granted hereunder on and after adoption of the Plan by the Board.

SECTION 14. GOVERNING LAW

     This Plan and all Awards, and actions taken hereunder and thereunder, shall be governed by the laws of the State of California, applied without regard to conflict of law principles thereof.

SAN JOAQUIN BANCORP

VOTE BY INTERNET OR MAIL
QUICK ★★★ EASY ★★★ IMMEDIATE

As a shareholder of San Joaquin Bancorp, you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card, or you may vote your proxy by mail. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on May 19, 2008.

Vote Your Proxy on the Internet:

Go to www.cstproxy.com/sjbanc/2008
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

OR

Vote Your Proxy by mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

The Board of Directors recommends a vote "FOR ALL NOMINEES" in Item 1 and "FOR" Items 2 and 3, below. The proxies will have discretionary authority to vote in accordance with their judgment on any other matter that comes before the meeting. Unless otherwise specified, this proxy will be voted "FOR" all nominees and "FOR" Proposals 2 and 3.

Please mark your votes like this **X**

1. To elect the following nine (9) persons to the Board of Directors:

FOR ALL NOMINEES except for the nominee(s) name(s) written below. ☐ WITHHOLD ALL NOMINEES ☐

01 Donald S. Andrews
02 L. Rogers Brandon
03 Robert B. Montgomery
04 Melvin D. Atkinson
05 Jerry Chicca
06 Virginia F. (Ginger) Moorhouse
07 Louis J. Barbich
08 Bart Hill
09 Bruce Maclin

(Instruction: To withhold authority to vote for any individual nominee, write that nominee(s) name(s) in the space provided below.)

____

This proxy will be voted as directed by the shareholder or, if no instructions are given by the shareholder, the proxies will vote "FOR" the above proposals.

If any other business is presented at the meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors.

Please check this box, if you plan to attend this meeting. ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature: ______________________ **Signature:** ______________________ **Date:** __________, **2008.**

Please sign exactly as shown above and give your full title, if applicable. If acting as attorney, executor, trustee or in other representative capacity, please give title.

SAN JOAQUIN BANCORP
2008 Annual Meeting of Shareholders
Tuesday, May 20, 2008
4:00 p.m., local time
Rosedale Branch of San Joaquin Bank
3800 Riverlakes Drive
Bakersfield, California 93312

Enjoy the convenience of electronic documents

San Joaquin Bancorp's shareholders have the option of reviewing our Annual Report on Form 10-K and the proxy materials for our 2008 annual meeting of shareholders electronically via the internet. These documents are available for our shareholders at: **www.cstproxy.com/sjbanc/2008**.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

SAN JOAQUIN BANCORP

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Louis J. Barbich, Melvin Atkinson and Robert B. Montgomery, and any of them, each with full power of substitution as proxy of the undersigned, to attend the annual meeting of the shareholders of San Joaquin Bancorp (the"Company") to be held at the Rosedale Office of San Joaquin Bank located at 3800 Riverlakes Drive, Bakersfield, California 93312, at 4:00 p.m. PDT, on Tuesday, May 20, 2008 and any postponement or adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated on the reverse side and described in the accompanying proxy statement.

Your internet vote authorizes the persons named above to vote your shares in the same manner as if you marked, signed and returned your proxy card.

(See reverse for voting instructions.)

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